LEGALIST, INC.

STATEMENT OF POLICIES AND PROCEDURES

AND CODE OF ETHICS

November 30, 2022

 -i-

TABLE OF CONTENTS

(continued)

 -ii-

 TABLE OF CONTENTS

(continued)

 -iii-

INTRODUCTION

This Statement of Policies and Procedures and Code of Ethics (this “Statement”) addresses the responsibilities of the Employees of Legalist, Inc. concerning applicable regulatory, compliance and operational issues. The Statement does not attempt to describe every requirement relating to these activities, but summarizes some of those issues and establishes general policies and procedures that apply to all Employees.

The Firm and its Employees have a fiduciary duty to the Firm’s clients and are required to maintain the highest ethical standards and to comply with all applicable federal and state securities laws. Employees must report any violations of this Statement promptly to the CCO.

If you violate any provision contained in this Statement, you may be subject to discipline or sanctions by the Firm at the Firm’s sole discretion, including fines, dismissal, suspension without pay, loss of pay or bonus, loss of severance benefits, demotion or other sanctions, whether or not the violation also constitutes a violation of law. Furthermore, the Firm may initiate or cooperate in civil or criminal proceedings against any Employee relating to or arising from any such violation.

This Introduction and Parts I, II, III and IV of this Statement (“Personal Securities Transactions,” “Code of Employee Conduct,” “Insider Trading,” and “Information Security Policy”) constitute the Firm’s Code of Ethics pursuant to Rule 204A-1 under the Advisers Act.

Because the Firm invests substantially all of its clients’ assets in Litigation Interests, DIP Claims, and/or Government Receivable Loans and does not intend to invest in securities or similar investment instruments, aside from short term investments in cash equivalents, many securities laws that apply to investment advisers are unlikely to give rise to compliance obligations on the part of the Firm (such as the requirements for various filings related to large securities holdings). Information about some such laws and obligations has nevertheless been included in this Statement. The CCO will consult with legal counsel regarding additional compliance obligations that may arise if the Firm invests in securities.

A.        General Procedures. The Firm will provide each Employee with a copy of this Statement and any amendments. When each Employee receives this Statement, he or she must sign a Certificate of Receipt, in the form attached as Exhibit A. The Certificate acknowledges that the Employee has received and understands this Statement (as amended) and includes the Employee’s agreement to comply with it. At the same time, each new Employee also must complete an Employee Questionnaire in the form attached as Exhibit B. Thereafter, each Employee immediately must notify the CCO if any of the information in his or her Employee Questionnaire becomes inaccurate in any respect.

No later than 10 days after becoming an Employee, such Employee (if an Access Person) must disclose all Reportable Securities or Litigation Interests, DIP Claims, or Government Receivable Loans in which the Employee has any Beneficial Ownership, in the form attached as Exhibit C. The Employee (if an Access Person) must also obtain, on a Personal Securities Trading Request, in the form attached as Exhibit D, prior approval of all transactions in Litigation Interests, DIP Claims, Government Receivable Loans, or securities included on the Do Not Trade List in Proprietary Accounts from the CCO.

B.        Chief Compliance Officer. Employees who have questions about this Statement should contact Michael Li (or his designated substitute or successor) (the “CCO”). The CCO is competent and knowledgeable regarding the Advisers Act and has full responsibility and authority to enforce and further develop this Statement.

C.        Mandatory Reporting of Violations. Employees must report promptly any violation of this Statement to the CCO. Reports may be anonymous. Neither the Firm nor any Employee may retaliate against anyone who makes such a report. Any such retaliation is grounds for discipline or sanction, including immediate dismissal.

D.        Annual Review. The Firm’s board of directors review this Statement annually with its executive officers to determine its adequacy and the effectiveness of its implementation. The review considers any compliance matters that arose during the previous year, any changes in the Firm’s or its affiliates’ activities and any changes in the Advisers Act or applicable regulations. The Firm may conduct interim reviews to respond to significant compliance events, changes in business arrangements and regulatory developments.

E.        Definitions. To make it easier to review and understand these policies and procedures, some terms are defined below:

“Access Person” means a person who (1) is a director, officer or employee of the Firm, or any other person who provides advice to Client Accounts on behalf of the Firm and is subject to the Firm’s supervision and control and (2) (a) has access to nonpublic information regarding the purchase or sale of Litigation Interests, DIP Claims, Government Receivable Loans, or securities by Client Accounts, or (b) is involved in making Litigation Interest, DIP Claim, Government Receivable Loans, or securities recommendations to Client Accounts or has access to such recommendations that are nonpublic.

“Advisers Act” means the Investment Advisers Act of 1940, as amended.

“Beneficial Ownership” of a Litigation Interest, DIP Claim, Government Receivable Loan, or security (each, an “instrument”) by a person means the person:

1.        Directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares with any other person (a) any pecuniary, financial or other interest in such instrument, (b) voting power, which includes the power to vote, or to direct the voting of, such instrument, or (c) investment power, which includes the power to dispose, or to direct the disposition, of such instrument; or

2.        Provides any investment advice regarding such instrument; or

3.        Has the right to acquire such instrument within sixty days, through (a) the exercise of any option, warrant or right, (b) the conversion of a security, (c) the exercise of the power to revoke a trust, discretionary account or similar arrangement, (d) the automatic termination of a trust, discretionary account or similar arrangement, or (e) any other means; or

4.         Directly or indirectly creates or uses a trust, proxy, power of attorney, pooling arrangement or any other contract, arrangement, or device with the purpose or effect of divesting such person of Beneficial Ownership of such instrument or preventing the vesting of such Beneficial Ownership as part of a plan or scheme to evade reporting requirements of the Exchange Act. For example, a federal court has held that a party to a cash-settled total return swap (a “swap” being an agreement to “exchange cash flows on two financial instruments over a specific period of time”) was deemed to be a “beneficial owner” of the underlying securities, even though the party had no pecuniary, financial or other interest in or right to acquire, vote or dispose of the underlying securities. Because a party to a swap or other derivative may have Beneficial Ownership of the underlying securities, the facts and circumstances should be fully disclosed to the CCO to determine whether the Firm may have Beneficial Ownership of the underlying securities.

“CCO” means Michael Li (or his designated substitute or successor).

“CFPB” means the Consumer Financial Protection Bureau.

“Client Account” means any client or Investment Fund as to which or for whom the Firm provides investment advisory services. Consistent with this definition, “Client Account” includes a proprietary investment or trading account maintained by the Firm or its Employees if the Firm acts as the investment adviser to that account. If the Firm does not act as such, then that account is a Proprietary Account.

“Code” means the Internal Revenue Code of 1986, as amended.

“Covered Associate” means the Firm’s (1) executive officers or other individuals with a similar status or function; (2) any Employee who solicits a Government Entity for the Firm, (3) any person who supervises, directly or indirectly, any such Employee; or (4) any political action committee controlled by the Firm or by any of its Covered Associates.

“DIP Claim” means a claim arising from providing debtor-in-possession (or other postpetition) financing, credit, or other financial investment in connection with a case under title 11 of the United States Code.

“Do Not Trade List” means the list maintained by the CCO of securities issued by companies (i) about which the Firm may potentially come into possession of non-public information about such companies through its management of Litigation Interests, Government Receivable Loans, DIP Claims, or other investments involving such companies or (ii) that are (or senior executives of which are) limited partners of its Investment Funds.

“DOL” means the U.S. Department of Labor.

“Employee” means each person who is an employee, full-time contractor, officer or manager of the Firm, and any other person whom the CCO notifies will be subject to this Statement (including, for example, the Firm’s independent service providers such as information technology personnel or other frequent service providers with access to the Firm’s trading and client information) or any Covered Associate.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Plan” means an employee benefit plan subject to Title I of ERISA (including any SEP-IRA with employee participants).

“ERISA Plan Client Account” means an ERISA Plan separate account client or an Investment Fund that is a plan assets fund (one where benefit plan investors own at least 25% of the value of any class of equity interests in that Investment Fund) as described in Part IX.G.2.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Firm” means Legalist, Inc. and each of its affiliates that is engaged in the business of providing investment advisory services or serving as the general partner or manager of an Investment Fund.

“Government Entity” means any state or local government, any of its agencies or instrumentalities, or any public pension plan or other collective government fund, including any participant-directed plan such as a 403(b), 457 or 529 plan.

“Government Receivable Loan” means a claim or interest acquired in connection with a loan, advance, or similar investment transaction that is secured by a right to payment from a local, state, or federal government or related entity.

“ICA” means the Investment Company Act of 1940, as amended.

“Insider” means (except for purposes of Part III (Insider Trading)), any person who directly or indirectly has Beneficial Ownership of more than 10% of any class of equity securities registered under the Exchange Act, or who is an officer or director of an issuer with a class so registered. “Insider” for purposes of Part III is defined therein.

“Investor” means an investor in an Investment Fund.

“Investment Fund” means any U.S. or non-U.S. investment fund or pool of which the Firm or one of its affiliates serves as investment adviser, general partner or both (including any such investment fund or pool in which the only investors are the Firm, any affiliate of the Firm or any Employee).

“Litigation Interest” means an interest in a commercial litigation (a “Litigation”) that is acquired in exchange for advancing funds to pay legal fees and costs.

“NPI” means non-public personal information regarding current, prospective and former clients, Investors and Employees.

“Proprietary Account” means (1) an investment or trading account held in the name of an Employee or of which that Employee has Beneficial Ownership, or (2) a proprietary investment or trading account maintained for the Firm or its Employees except that the term “Proprietary Account” does not include any such account to which the Firm serves as investment adviser.

“Regulated Persons” means certain broker-dealers and registered investment advisers that are subject to prohibitions against participating in pay-to-play practices and are subject to the SEC’s oversight and, in the case of broker-dealers, the oversight of a registered national securities association, such as FINRA.

“Reportable Security” means any security (i) other than shares issued by a mutual fund or exchange-traded fund or (ii) as may other otherwise be excluded from the definition thereof in 17 C.F.R. § 275.204A-1(e)(9).

“Retirement Plan” means an ERISA Plan, IRA or “owner -only” plan. An “owner only” plan includes a Keogh plan or SEP-IRA that covers only owners of an unincorporated business and their spouses or the sole shareholder of a corporation and the shareholder’s spouse.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Statement” means this Statement of Policies and Procedures.

“U.S.” means the United States of America.

PART I.

PERSONAL SECURITIES TRANSACTIONS

A.         Personal Trading Accounts and Reports for Access Persons.

1.         No later than 10 days after becoming an Employee, such Employee (if an Access Person) must disclose the title, type, number of shares or principal amount (as applicable), and the exchange ticker symbol or CUSIP number (as applicable) of each Reportable Security, and identifying information for each Litigation Interest, DIP Claims, or Government Receivable Loan held directly by the Employee.

2.         No later than 30 days after the end of each calendar quarter, each Employee (if an Access Person) must give the Firm a report disclosing all transactions during such quarter in Reportable Securities, Litigation Interests, DIP Claims, or Government Receivable Loans in which the Employee has any Beneficial Ownership, together with a certification in the form of Exhibit E.

3.         No later than 45 days after the end of each calendar year, each Employee (if an Access Person) must give the Firm a report disclosing all holdings as of the last day of such year in Reportable Securities, Litigation Interests, DIP Claims, or Government Receivable Loans in which the Employee has any Beneficial Ownership, together with a certification in the form of Exhibit E.

B.         Personal Trading Approvals for Access Persons.

No transactions for Proprietary Accounts in (i) securities included on the Do Not Trade List, (ii) Litigation Interests, DIP Claims, or Government Receivable Loans or (iii) securities acquired in IPOs or private placements may be effected by an Employee who is an Access Person without the prior written approval of the CCO. The CCO must obtain the prior written approval of Firm’s Chief Operating Officer (the “CCO’s Substitute”) before effecting any such transactions in the CCO’s own Proprietary Accounts. The form of Personal Securities Trading Request is attached as Exhibit C. The CCO or the CCO’s Substitute will notify the Employee promptly of approval or denial of clearance to trade.

C.         Review of Personal Trading Information.

The Firm will review all confirmations, statements and other information to monitor compliance with this Statement. Except as required to enforce this Statement or to participate in any investigation concerning violations of applicable law, the Firm will keep all such information confidential.

D.         Client Priority.

Employees must give first priority to all purchases and sales of Litigation Interests, DIP Claims, Government Receivable Loans, or securities for Client Accounts before executing transactions for Proprietary Accounts, and must conduct their personal trading in a manner that does not conflict with the interests of any Client Account. Although it is not possible to list all potential conflicts of interest, each of the following acts always is prohibited:

1.         Knowingly purchasing Litigation Interests, DIP Claims, Government Receivable Loans, or securities for Proprietary Accounts, directly or indirectly, without making a good faith determination whether those investments are appropriate for investment by a Client Account and, if they are appropriate, without equitably allocating the investment to Client Accounts first, based on such considerations as available capital and current positions, and then to Proprietary Accounts;

2.         Knowingly purchasing or selling securities or Litigation Interests, DIP Claims, or Government Receivable Loans for Proprietary Accounts, directly or indirectly, in a way that adversely affects transactions or holdings in Client Accounts;

3.         Using knowledge of transactions by a Client Account to profit personally, directly or indirectly, by the market effect of such transactions; and

4.         Giving to any person information not generally available to the public about contemplated, proposed or current purchases or sales by or for a Client Account, except to the extent necessary to effect such transactions or with the approval of the CCO.

In addition, Client Accounts always must receive the best price, in relation to Proprietary Accounts, in transactions on the same day.

E.         Front Running.

Without the prior written approval of the CCO, no Employee may execute a transaction for a Proprietary Account if the Employee is aware or should be aware that an order for a Client Account for the same Litigation Interest, DIP Claims, Government Receivable Loans, or security, same way, remains unexecuted or the Firm is considering same-way trades in the Litigation Interest, DIP Claim, Government Receivable Loan, or security for Client Accounts. Transactions in options, derivatives or convertible instruments for a Proprietary Account that are related to a transaction in an underlying security for a Client Account (“inter-market front running”) are subject to the same restrictions.

F.         Principal Transactions.

Neither the Firm nor an Employee may engage in principal transactions between a Proprietary Account and a Client Account without first obtaining the prior written approval of the CCO and the written consent of the Client Account.

PART II.

CODE OF EMPLOYEE CONDUCT

A.         Outside Activities.

All outside activities of an Employee that involve (1) any securities or investment activities outside the scope of the Employee’s activities on behalf of the Firm (whether for the Employee or for any other person), or (2) a material time commitment, provide for compensation to the Employee or involve employment, teaching assignments, lectures, publication of articles, or radio or television appearances, must, in either case, be approved in advance by the CCO.

In addition, no Employee may hold a position outside the Firm as an officer or director of any organization without the CCO’s prior written approval. Each Employee should notify the CCO immediately if the Employee is such an officer or director when he or she receives this Statement. The CCO may require full details about the outside activity, including the number of hours involved and the compensation that the Employee will receive. Before accepting an appointment as an officer or director in any business, charitable organization or non-profit organization, an Employee must obtain approval from the CCO.

B.         Conflicts of Interest.

It is a violation of an Employee’s duty of loyalty to the Firm for that Employee, without the CCO’s prior consent, to:

1.         Rebate, directly or indirectly, to any person or entity any compensation received from the Firm;

2.         Accept, directly or indirectly, from any person or entity, other than the Firm, compensation of any nature as a bonus, commission, fee, gratuity or other consideration in connection with any transaction on behalf of the Firm or a Client Account (for example, directing a particular transaction in exchange for any such compensation); but see Part II.G below regarding permissible gifts where no such quid pro quo relationship exists; or

3.         Beneficially own any security of, or have, directly or indirectly, any financial interest in, any other organization engaged in any securities, litigation finance, bankruptcy investing or trading, financial or related business, unless previously disclosed to the CCO pursuant to Part I (Personal Securities Transactions).

C.         Communications.

Each Employee must ensure that communications (whether written or oral) regarding the Firm, the Investment Funds or any other Client Account to Investors, clients, prospective Investors or clients and regulatory authorities are accurate. The CCO supervises the appropriate Employees and, if the CCO deems it appropriate, any third-party service provider (such as an administrator, accountant or law firm), in reviewing any account statement, offering materials, periodic letters to Investors or clients or potential Investors or clients, published prior performance and advertisements.

D.         The CAN-SPAM Act of 2003.

The Firm’s periodic email reports to clients, Investors and potential clients and Investors may be deemed “unsolicited commercial emails.” An unsolicited commercial email is any email message, the primary purpose of which is the commercial advertisement or promotion of a commercial product or service. The following should be included in any such email messages (unless the reports are distributed solely to the Firm’s current clients and Investors in Investment Funds managed by the Firm and to others who have requested to receive such reports):

This email may be considered an advertisement or solicitation. If you do not want to receive further emails from Legalist, Inc. please reply to this email and ask to be removed from our mailing list.

Legalist, Inc.

58 West Portal Ave #747

San Francisco, CA 94127

(415) 570-7878

E.         Protection of Client Assets.

1.         Receipt of Client or Investor Funds. No Employee shall use client assets for his or her own purpose or benefit or receive client assets for any reason. Any Employee who knows or has reason to believe that another Employee has engaged in such behavior must immediately report such information to the CCO. Any Employee who accidentally receives client (or Investor) assets (such as a check made out directly to the Firm or an Investment Fund) should immediately (and in any event within three business days) return such assets to the person from whom they came.

2.         Delivery of Audited Financials of Investment Funds. The Firm must deliver to each Investor in an Investment Fund a copy of the annual audited financial statements (prepared in accordance with Generally Accepted Accounting Principles) no later than 120 days after the end of the audit period (typically December 31).

3.         Acting to Obtain Client Custody. Without the advance approval of the CCO, an Employee may not act in any capacity that would cause the Firm to be deemed to have custody of a Client Account. Prohibited activities include obtaining web access to a Client Account that permits the Firm to make any withdraws or transfers (other than transfers to another qualified custodian account in the exact same Client Account’s name), or to make any address changes (without an automatic notice of the address change sent directly by the custodian to the Client), standing letters of authorization, acting as a personal custodian or trustee for a client or client’s trust, obtaining any power of attorney or account signatory authority of a client’s account or assets or entering into any business transaction jointly with a client.

F.         Involvement in Litigation/Contacts with Regulatory Authorities or the Press.

Prior to joining the Firm, and periodically thereafter, Employees shall be subject to personal background checks (including for civil litigation, bankruptcy, and/or criminal matters). An Employee should advise the CCO immediately if he or she is contacted by any regulatory authority (including the SEC, FINRA, any securities exchange or any state regulatory authority) or the press or becomes involved in or threatened with litigation or an administrative investigation or proceeding of any kind, is served with a subpoena, becomes subject to any judgment, order or arrest.

Employees should refer all inquiries from all regulatory authorities or the press to the CCO.

G.         Favoritism, Entertainment and Gifts.

1.        Receipt by Employees. An Employee may not seek or accept gifts, favors, preferential treatment, or valuable consideration of any kind offered from brokers or any other companies or persons that are involved in the litigation finance, bankruptcy investing or trading, or securities industry, or in any Litigation Interest, DIP Claim, or Government Receivable Loan that may be appropriate for investment by a Client Account. Limited exceptions to this policy may be made with the approval of the CCO, and the following items may be accepted without the CCO’s permission as long as the Employee adheres to the following guidelines:

a.       Breakfast or lunch provided at the Firm is permissible as long as a representative of the party providing the meal is in attendance.

b.       Flowers or food and/or wine baskets for the Firm generally are permissible.

c.       Occasional gifts with a face value of $100 or less (for example, a bottle of wine) are permissible.

d.       Reasonable entertainment (for example, a meal, a round of golf or tickets to a sporting event) provided on occasion are permissible if a representative of that party attends the event. However, travel expenses offered (such as airfare or hotel accommodations) generally are not permitted.

2.         Additional Reporting for ERISA Plans and Plan Asset Funds. Title I of ERISA and the Code generally prohibit Employees from receiving gifts or gratuities from third parties in connection with services provided to any ERISA Plan Client Account, such as an ERISA Plan separate account client or plan asset Investment Fund (plan asset funds are described in Part IX.G.2). If the Firm has an ERISA Plan Client Account, any gift over $10 that an Employee receives that may be in connection with services provided to such ERISA Plan Client Accounts must be reported to the CCO and the Employee may be required to return the gift. The CCO tracks such gifts because the applicable ERISA Plan may need to know about any gifts from a third party in connection with services provided to the ERISA Plan to satisfy its reporting obligations to the DOL.

3.         From Employees. An Employee may not offer or give any gift, favor, preferential treatment or other valuable consideration of any kind in connection with the Firm’s business, except for occasional and reasonable gifts and entertainment (if the Employee is present).

Employees must report any payment (including each gift and all entertainment) made in connection with the Firm’s business to a labor organization (including any union-affiliated pension  plan (a “Taft- Hartley Plan”)) and its officers, agents, shop stewards, employees or other representatives (such as union-appointed trustees). The CCO must track all such payments by the Firm and its Employees to such persons (even if the Firm does not reimburse the Employee for such payments) and report to the DOL aggregate payments to any such single person from all Employees over a calendar year that exceed $250.

Trustees and other fiduciaries of ERISA Plan Client Accounts generally are prohibited from receiving gifts or gratuities from persons who provide services to such ERISA Plan Client Accounts.

4.         Foreign Governments and their Instrumentalities. The Foreign Corrupt Practices Act (“FCPA”) prohibits the direct or indirect giving of, or a promise to give, “things of value” in order to corruptly obtain a business benefit from an officer, employee, or other “instrumentality” of a foreign government. Companies that are owned, even partly, by a foreign government may be considered an “instrumentality” of that government. In particular, government investments in foreign financial institutions may make the FCPA applicable to those institutions. Individuals acting in an official capacity on behalf of a foreign government or a foreign political party may also be “instrumentalities” of a foreign government. Civil and criminal penalties for violating the FCPA can be severe, so Employees should consult with the CCO prior to giving any gifts or entertainment to individuals or entities who may be affiliated with foreign governments.

H.        Registration, Licensing and Testing Requirements.

Each Employee should check with the CCO to ensure that he or she has complied with any applicable registration, licensing and testing requirements required as a result of such Employee’s duties and position. In addition to state-bar requirements for practicing attorneys, these requirements may arise under the Advisers Act, the ICA, the Securities Act of 1933, the Exchange Act, the Employee Retirement Income Security Act of 1974, state broker-dealer and investment adviser statutes, rules and regulations adopted by the SEC, the DOL and other regulatory authorities.

An Employee should notify the CCO immediately when any information changes with respect to his or her registration, licensing or testing requirements. The CCO will conduct an annual review to determine whether each Employee continues to meet such requirements.

I.          Qualification of Solicitors.

The Firm complies with applicable rules regarding solicitation activities conducted by finders or solicitors on behalf of the Firm. In addition, the Firm may review applicable state laws regarding soliciting clients or Investors that are government or public entities, funds or plans. No such arrangement may be made without approval of the CCO.

J.         Email and Instant Messaging.

Employees should use the Firm’s email and approved instant messaging systems for all Firm business conducted via email and instant messaging. Employees may not use any other instant messaging system, except that an Employee may use the messaging facilities in a social networking site for the limited purpose of contacting a person on behalf of the Firm and asking for direct email or other contact information. All substantive electronic communication related to the Firm’s business must take place via the Firm’s approved providers for email (the Firm’s Gmail accounts), instant-messaging (the Firm’s Slack channels), or text (Firm-provided Dialpad accounts).

Employees should be aware that all emails, instant messages, and texts (whether or not Firm-related) that are sent through Firm accounts are the Firm’s property, may be retained indefinitely, and may be subject to review by regulatory authorities.

Such communications – together with all other activity within the Firm’s accounts (e.g., downloading materials from shared drives) – are subject to periodic review by (or on behalf of) the Firm, including upon an Employee’s departure from the Firm.

K.        Social Networks, Blogs and Similar Services.

Unless approved by the CCO, Employees may not post any message or information about their co-workers, the Firm, its clients, Investors, Investment Funds or investments, or the Employees’ investments on any social network, internet message board, chat room, blog or similar service (with the sole exception that Employees may identify “Legalist, Inc.” as such person’s employer on Linkedin and describe the Firm as an “investment management” firm, without reference to the Firm’s strategy or the fact that it manages investment funds); provided that Employees shall ensure that they monitor and remove or hide any third party content that may be deemed to be testimonial in nature, including disabling “endorsement” and “like” features.

If a client or Investor recommends the Firm or the Firm’s Employees on the client’s or Investor’s profile page, the Firm and the Firm’s Employees must not republish that recommendation on their profile pages or elsewhere. Employees must not allow their Employee profiles to be associated with third party content that may be testimonial about the Firm or that may advertise the Firm’s services.

For any social media presence that provides information about the Firm or an Employee’s services on the Firm’s behalf, the Firm or Employee, as applicable, should disable features that facilitate testimonials. For example, Firm officers and senior Employees should change their settings on LinkedIn to “hide” or “disable” recommendations and endorsements about the Employee’s investment advisory experience.

Employees must bring any testimonial content posted to their social media pages to the CCO’s attention. The CCO should retain a record of the content and, if applicable, when the testimonial was hidden from view or deleted. The CCO will periodically check Employee profiles on Linkedin for any third-party content that is testimonial about the Firm. As needed, the CCO may request that Employees “link with” or “friend” the CCO to allow the CCO to view Employee profile pages on social media platforms.

If the Firm has its own social media page, the CCO will monitor the Firm’s profile for compliance with the foregoing. The Firm (through its CCO) should disable any function that requests or allows social media users to “like” the Firm’s page or that seeks any “fans” for the Firm’s page. The Firm should also disable any feature that seeks or publishes “recommendations” or “endorsements” on LinkedIn or any similar social media platform.

L.         Political Contributions Policy.

The Firm is subject to Investment Adviser Rule 206(4)-5 regarding “pay- to-play” practices by investment advisers. The rule prohibits the Firm from providing investment advisory services for compensation to a Government Entity (whether as a separate account or as an Investor in an Investment Fund) for two years after the Firm or its Covered Associates make a contribution to certain elected officials or candidates who (1) are directly or indirectly responsible for, or can influence the outcome of, the engagement of the Firm to provide investment advice or (2) have the authority to appoint any person who is directly or indirectly responsible for, or can influence the outcome of, the engagement of the Firm to provide investment advice.

The Rule also prohibits the Firm from:

1.         Soliciting or coordinating payments to political parties in jurisdictions where the Firm is providing (or seeking to provide) investment advisory services;

2.         Soliciting or coordinating contributions from others to officials of a Government Entity to which the Firm is seeking to provide advisory services; and

3.         Paying (or agreeing to pay) a third party who is not a Regulated Person, to solicit a Government Entity on its behalf. “Regulated Persons” are certain broker-dealers and registered investment advisers that are subject to prohibitions against participating in “pay-to-play practices” and are subject to the SEC’s oversight and, in the case of broker-dealers, the oversight of a registered national securities association, such as FINRA.

Before discussing the Firm’s services or an investment in an Investment Fund with any Government Entity or official or candidate of a Government Entity, an Employee must inform the CCO and receive permission to do so.

The Political Contributions Policy places certain restrictions and obligations on Employees in connection with their individual political contributions and solicitation activities.

Employees are required to disclose Political Contributions made by themselves during their time of employment. Absent CCO preapproval, Employees may make political contributions of up to $350 per election per candidate if the contributor is entitled to vote for the candidate, and up to $150 per election per candidate if the contributor is not entitled to vote for the candidate. Additionally, Employees and their related parties must receive permission prior to engaging in any solicitation activity on behalf of any political candidate, official, party or organization.

For avoidance of doubt, this policy does not prohibit or require pre-approval of political contributions to incumbents in or candidates for national office except those who currently hold a state or local office.

The Firm’s Airtable system is used for all disclosures and pre-approval matters. For pre-approval requests, the CCO will determine whether a request should be granted or denied, based on a number of considerations, including: (i) if the contributor is permitted to vote for the candidate; (ii) if the official is directly or indirectly responsible for or can influence the outcome of the hiring of an investment adviser by a government entity; (iii) whether the contribution could adversely affect the Firm’s ability to obtain or retain public pension plans or other government entities as investors in its Funds; (iv) other state, local and plan restrictions; and (v) any other factors that, in the CCO’s discretion, may be relevant.

If approval of a political contribution is granted, such contribution should be made within five business days and the Employee must either (i) forward evidence of the completed transaction to the CCO or (ii) inform the CCO that the political contribution was not made.

This policy is not intended to impede legitimate, charitable fundraising activities. Contributions to a charity are not considered political contributions unless made to, through, in the name of or to a fund controlled by a federal, state or local candidate or official.

PART III.

INSIDER TRADING

A.         Policy Statement on Insider Trading. The Firm is in the business of obtaining and analyzing information about certain commercial Litigations, bankruptcies, and government contracts to give the Firm the basis for profitably investing in Litigation Interests, DIP Claims, or Government Receivable Loans rather than securities. However, it may also occasionally recommend investments in securities and in connection therewith obtain information about securities, and this policy on insider trading applies in such cases. It is illegal to trade or recommend trades in a security while using or even, in some cases, while merely possessing, material, nonpublic information about that security or its issuer. It is the Firm’s policy to conduct its business in full compliance with the law, and to ensure that its Employees do so. The Firm is also mindful that various confidentiality obligations, other than those arising under the federal securities laws, apply with respect to information it obtains or seeks to obtain regarding Litigations or Bankruptcies in which Client Accounts may invest, and certain provisions set forth below apply in those instances, as noted below.

This Statement applies to the Firm and all of its Employees. Each Employee should review this Statement carefully. Any questions should be directed to the CCO.

Although the law concerning insider trading is evolving, it generally prohibits:

●	Trading in securities by an insider while in possession of material, nonpublic information;

●	Trading in securities by a non-insider while in possession of material, nonpublic information, where the information either was disclosed to the non-insider in violation of an insider’s duty to keep it confidential, or was misappropriated; and

●	Communicating material, nonpublic information to others, or recommending a securities transaction to others while in possession of material, nonpublic information about the security or the company in question (commonly called “tipping”).

The Firm forbids any of its Employees from (i) trading either personally or on behalf of others, including Client Accounts, on material, nonpublic information; (ii) communicating material, nonpublic information to others in violation of the law; or (iii) knowingly assisting someone engaged in these activities.

All information relating to the Firm’s activities, including investment analyses, investment recommendations, and proposed and actual trades for the Firm or Client Accounts, is proprietary to the Firm and must be kept confidential, except as necessary for an Employee to perform his or her duties for the Firm or as provided in Part IV.C regarding activity protected under applicable whistleblowing statutes. Such information should be treated as material, nonpublic information; that is, Employees must not trade on it for Proprietary Accounts and, without the prior approval of the CCO, must not disclose it to anyone inside or outside the Firm who does not need the information in the course of the Firm’s business.

1.       Background.

The SEC is responsible for enforcing the federal securities laws. State laws generally correspond to the federal laws and impose additional obligations and liabilities. The federal statutes that are most frequently the basis for SEC investigations and prosecutions are Exchange Act section 10(b) and SEC Rule 10b-5 thereunder. These are the general antifraud provisions of the federal securities laws. Among other things, Rule 10b-5 prohibits insider trading, which has been given high priority in SEC enforcement efforts.

2.       Key Terms and Concepts.

“Insiders” of a company are generally its officers, directors, employees and controlling shareholders. In addition, persons outside a company who gain inside information in the course of dealings with that company may be considered “temporary insiders” of the company and thus be bound by the same legal restrictions as traditional insiders. For example, outside financial advisers, investment bankers, lawyers or accountants retained to represent or assist the company on an ongoing basis or in major corporate transactions are insiders for purposes of insider trading laws. Under this analysis, the Firm and its Employees can become temporary insiders of a company if the Firm advises or performs other services for the company. If you receive material, nonpublic information regarding a company that comes directly or indirectly from any insider (temporary or traditional), do not trade in that company’s securities in your Proprietary Accounts or for any Client Accounts and do not discuss the information with any other person without first consulting the CCO.

“Tipping” is disclosing material, nonpublic information about a company or its securities to a third party, when such disclosure is not made strictly for corporate purposes. The disclosure may be by an insider of the company, by one who has misappropriated the information from the company in question or from another person or company, or by anyone who received information traceable to an insider or one who has misappropriated the information. Those who disclose the information are called “tippers”; those who receive the information are called “tippees.” If you trade on the basis of tipped information, you may incur criminal and civil liability, even if you receive the information second- or third-hand, or more remotely, if the other requirements for finding liability are present. The same legal standards apply to remote tippees. In addition, if you tip information to others, you may be liable for any profits gained or losses avoided by a tippee, even if you did not trade. If someone tips information to you, do not disclose the information to anyone except as required by this Statement. You and the Firm may be liable if anyone trades on material, nonpublic information received from or through you.

Trading while in possession of certain nonpublic information is illegal if the information is “material.” Material information is information about a company or its securities of such importance that it has substantial likelihood of altering the “total mix of information” regarding the company. It is information that, if generally known, would affect the market price of the security. Material information can relate to current events or possible future events. When information relates to a possible future event, materiality is determined by balancing the probability that the event will occur and the anticipated magnitude of the event in light of the totality of the company’s activities. The more likely it is that an event will occur, the less significant the event needs to be for the information to be deemed material; the more significant the event, the less likely the probability of its occurrence needs to be for the information to be deemed material. Whether a particular item of information is material may depend on how specific it is, the extent to which it differs from public information, and its reliability in light of its source, its nature, and the circumstances under which it was received.

If a transaction in which you are involved becomes the subject of scrutiny by the SEC, the materiality of any inside information will be evaluated with 20/20 hindsight, and the mere fact that someone traded while in possession of the information will contribute to the conclusion that it was material. When in doubt, assume information is material.

Information that Employees should consider material includes, among other things, information about earnings estimates; changes in previously released earnings estimates; manufacturing problems; changes in control or management; mergers; acquisitions; tender offers; joint ventures; changes in assets; major litigation; liquidity problems; significant new products, discoveries, services or contracts; the cancellation or loss of significant orders, products, services or contracts; change in auditors or auditor notification that the issuer may no longer rely on an auditor’s audit report; events regarding the issuer’s securities; defaults on senior securities; calls of securities for redemption; repurchase plans; stock splits or changes in dividends; changes to rights of security holders; public or private sales of additional securities; and bankruptcies or receiverships.

Material information also can relate to events or circumstances affecting the market for a company’s securities. For example, a reporter for The Wall Street Journal was criminally liable for disclosing to others the dates that articles about various companies would be published in The Wall Street Journal and whether those reports would be favorable or not.

You should refer any questions about whether certain information is material to the CCO.

“Nonpublic” information is information that has not been disseminated in a manner that makes it available to public investors generally. If information is being disseminated to traders generally by brokers and institutional analysts, such information would be considered public unless there is a reasonable basis to believe that such information is confidential and came from an insider. Information that has been selectively disclosed to a few analysts or investors is not public. Public information is information that has been disclosed in a manner sufficient to ensure that it is available to the investing public, such as by disclosure in a report filed with the SEC or publication in the Dow Jones broad tape, Reuters Economic Services, the Associated Press or United Press International wire services, newspapers of general circulation in New York City, or, if the subject company’s operations or stockholders are geographically localized, in local news media, or the electronic media. When information becomes public, persons who were aware of the information when it was nonpublic must wait to trade until the market absorbs the information. You should refer any questions about whether certain information has become public to the CCO.

“Misappropriation” is a basis for insider trading liability that is established when trading occurs based on material, nonpublic information that was misappropriated from another person. This theory can and has been used to reach a variety of individuals who are not traditional or temporary insiders. The Wall Street Journal reporter mentioned above was found by the U.S. Supreme Court to have defrauded the Wall Street Journal when he misappropriated information about upcoming articles from the Wall Street Journal and used the information for trading in the securities markets. Similarly, a partner in a law firm was held to use a “deceptive device” in violation of Exchange Act section 10(b) by misappropriating information from his law firm and the law firm’s client, in breach of his fiduciary duty owed to this law firm and the client, by trading in securities of a company regarding which the client was preparing a tender offer.

3.         Penalties for Insider Trading.

Penalties for trading on or tipping of material, nonpublic information are severe and may include:

a.       civil injunction;

b.       disgorgement of the profit gained or the loss avoided;

c.       civil penalty of up to three times the profit gained or the loss avoided;

d.       criminal fine of up to $5 million for an individual or $25 million for an entity (in addition to civil penalties based on the profit gained or the loss avoided); or

e.       jail time of up to 20 years.

A company or any manager or supervisor who fails to take adequate steps to prevent illegal trading on, or tipping of, material, nonpublic information is subject to similar penalties. Persons guilty of insider trading violations, whether through actual trading, tipping, or failing to supervise, are also open to private suits for damages by contemporaneous traders in the market.

Any SEC investigation, even one that does not result in criminal or civil prosecution, can irreparably damage the Firm’s reputation and an individual’s career. It is essential to avoid even the appearance of impropriety.

B.	Procedures to Implement the Firm’s Policies against Insider Trading.

The Firm has established the following procedures to help Employees avoid insider trading, and to help the Firm to prevent, detect and impose sanctions against insider trading. Every Employee must follow these procedures. If you have any questions about the procedures, you should consult the CCO.

1.         Identify Material, Nonpublic Information.

Before trading for yourself or others (including Proprietary Accounts or Client Accounts) in the securities of a company about which you may have received potential inside information, consider the following questions:

a.       Is the information material? Is this information that an investor would consider important in making his or her investment decisions? Would this information affect the market price of the securities if it were generally known? Could this information cause investors to change their trading?

b.       Is the information nonpublic? To whom has it been provided? Has it been filed with the SEC? Has it been effectively communicated to the marketplace by being published in Reuters Economic Services, The Wall Street Journal or other publications of general circulation or appearing on the wire services or electronic media?

2.         Avoid Using or Disclosing Material, Nonpublic Information.

If you believe that you may possess material, nonpublic information, or if you believe the Firm’s activities may have created material, nonpublic information, you should take the following steps:

a.       Immediately cease all trading in securities of the company that is the subject of the material, nonpublic information, including trading on behalf of the Firm, Client Accounts and Proprietary Accounts.

b.       Immediately cease recommending any transaction in any of the securities of the company in question to anyone, including Client Accounts, other Employees, relatives, business associates and friends. This includes making any comment about the company that could in any way be interpreted as a recommendation. Do not solicit Client Accounts or potential Client Accounts to buy or sell the securities of the company in question.

c.       Do not discuss the material, nonpublic information with anyone (including relatives, business associates, or friends) except as required by this Statement. Do not refer to the information in hallways, elevators, stairways, restaurants, taxis or any other place where you may be overheard.

d.       Immediately inform the CCO of all details of the situation, so that appropriate security procedures can be implemented Firm-wide.

3.         Restrict Access to Material, Nonpublic Information.

The Firm will implement the following procedures, as appropriate, while anyone in the Firm possesses material, nonpublic information. The Firm may use additional measures to address specific situations.

a.       Procedures for handling documents containing material, nonpublic information, including prohibitions on removing them from the office, limiting copying and distribution within the office, keeping them off desk tops and conference tables when not in use, shredding them on disposal, and other measures to protect them from being read accidentally by anyone without a lawful need to know the information.

b.       Computer access security measures, such as passwords on files or limited access to terminals through which material, nonpublic information can be obtained.

c.       Maintaining the No Do Trade List.

4.         Contacts with Third Parties.

Employees should direct requests for information from third parties such as the press and analysts to the CCO.

C.         Employee Serving as Director, Officer or Consultant.

From time to time, an Employee may serve as a director of a company in which the Firm has a securities position, to monitor, preserve, protect or enhance the value of the position for the benefit of Client Accounts or for other similar purposes. During these periods, the Firm may take additional precautions to prevent inadvertent violations of this Statement and to avoid the appearance of impropriety.

1.         Notice.

An Employee must inform the Firm immediately if the Employee serves or is about to serve as a director, officer or consultant of a company that issues securities.

2.         Restrictions on Trading Without Advance Approval or During Black-Out Periods.

When an Employee serves as a director, officer or consultant of a company, the following procedures apply:

a.       No Employee may trade in the securities of the subject company for Client Accounts or for his or her Proprietary Account without the prior consent of the CCO.

b.       No Employee may trade in the securities of the subject company for Client Accounts or for his or her Proprietary Account during any “black-out” period or similar period of trading restrictions established by the subject company and applicable to its directors, officers or consultants.

D.         Client or Investor Serving as Director, Officer or Consultant.

From time to time, a client of the Firm or Investor in an Investment Fund may serve as a director, officer or a consultant for companies in which the Firm or an Employee has a securities position. During these periods, the Firm may take additional precautions to insure that inadvertent violations do not occur and to avoid the appearance of impropriety.

1.         Notice.

An Employee must inform the Firm immediately if (a) the Employee becomes aware that any client or Investor of the Firm serves or is about to serve as a director, officer or consultant to any company that issues securities that are publicly traded or (b) the Employee obtains any material, nonpublic information from such a client or Investor.

2.         Restrictions on Trading Without Advance Approval or During Black-out Periods.

When a client or Investor of the Firm serves as a director, officer or consultant of a company, the Firm may require procedures such as those set forth above regarding advance approval in “black- out” periods for trading in securities of the company for which the client or Investor serves as a director, officer or consultant.

E.         Supervisory Procedures.

The Firm’s supervisory procedures have two objectives: preventing and detecting insider trading.

1.         Preventing Insider Trading.

To prevent insider trading, the Firm is taking steps, such as adopting and implementing this Statement, to familiarize Employees with the nature of insider trading and with the Firm’s policies and procedures relating to insider trading. The Firm also reviews this Statement on a regular basis and updates it as necessary. The Firm has designated the CCO as the person responsible for answering questions about material, nonpublic information and insider trading and tipping. The Firm will help Employees to determine whether information is material and nonpublic.

If the Firm determines that an Employee has material, nonpublic information, the Firm will take the measures described above to prevent dissemination of such information and restrict trading in the securities to which the information relates and access to the information. Finally, the Firm will advise Employees when and if it is permissible to trade in such securities. Generally, a reasonable period must pass for the marketplace to have an opportunity to evaluate and respond to the information before trading will be permitted.

2.         Detecting Insider Trading.

To detect insider trading, the Firm has adopted the policies and procedures relating to personal securities transactions by the Firm’s Employees set forth in Part I. Employees should direct any questions about these policies and procedures or how they apply in particular situations to the CCO.

3.         Web Scraping.

To ensure compliance with Advisers Act Section 204A and applicable SEC guidance relating to nonpublic information, the Firm reviews is web-scraping and other data-collection activities from time to time with its outside consultants. All provisions of this Statement dealing with nonpublic information expressly apply to such web-scraping and other data-collection activities.

F.         Expert Networks/Investment Contacts.

1.         Overview.

From time to time, the Firm may retain the services of consulting firms or research experts (whether research firms or individual experts) to supplement its research process with expert advice on technical or other specialized matters relevant to the investment decision making process. Consulting firms or research experts who receive compensation of any kind for their time from the Firm (“Paid Consultants”) should not be employed by or involved in (or otherwise restricted from speaking about) the public companies or Litigation Interests, DIP Claims, or Government Receivable Loans being considered for investment and as to which the expert’s advice is sought. However, it is possible that an expert that is consulted may have such an association with another public company or Litigation or Bankruptcy that is not the subject of the expert’s discussions with the Firm. Therefore, Employees must be diligent about the risk of learning material nonpublic information in the course of meetings or discussions with consultants, industry experts, or parties involved in Litigations or Bankruptcies. In order to minimize the likelihood that the Firm obtains material non-public information from such experts and to avoid any appearance of impropriety, all Employees that have contact with experts must comply with the procedures and guidelines described below. Unless indicated otherwise, these procedures and guidelines apply to communications with: (a) Paid Consultants and (b) certain investment research contacts who do not receive compensation of any kind from the Firm (“Investment Contacts”) (collectively, “Research Consultants”).

2.         Application of the Firm’s Insider Trading Policies.

Employees are reminded that the Firm’s policies and procedures regarding insider trading (as set forth in this Part III) apply to the use of all Research Consultants. In particular:

a.       The Employee may not seek material non-public information from Research Consultants.

b.       The Employee must not misrepresent the Employee’s identity or the Employee’s affiliation with the Firm.

c.       The Employee may not seek information from Research Consultants if it appears likely that disclosure of the information would violate a confidentiality agreement or any other confidentiality obligation.

d.       If the Employee believes that the Employee may have obtained material non-public information, or other information whose disclosure violated a confidentiality obligation, from a Research Consultant, the Employee must immediately notify the CCO, and may not trade or recommend the purchase or sale of relevant Litigation Interests, Government Receivable Loans, DIP Claims, or securities without the prior approval from the CCO.

3.         Required Pre-Approvals for Paid Consultants.

To monitor the use of Paid Consultants, the Firm requires that all such engagements be pre-approved by the CCO.

4.         Paid Consultant Interview Guidelines.

In addition to the foregoing requirements, Employees are directed to adhere to the following consultation interview guidelines:

●	Respect the Research Consultant’s confidentiality, non-disclosure restrictions on all items, including those that may not relate to material information.

●	During the course of the conversation, the Employee should ensure that the information being discussed is not the type of information that could potentially constitute material non-public information or be subject to a confidentiality obligation. If the Employee believes that the Paid Consultant has crossed this line or is likely to cross this line if the conversation continues, the Employee should end the conversation and contact the CCO immediately. No trading in the subject security should take place unless and until the CCO approves the transaction.

●	Employees should review current holdings in Client Accounts prior to meeting with a Paid Consultant to be aware of any information that could inadvertently restrict any holding held in a portfolio managed by the Firm.

●	Employees may only conduct consultations with approved Paid Consultants.

5.         Guidelines for Use of Investment Contacts.

a.       General. Preapproval for the use of Investment Contacts is not required. An “Investment Contact” is a person contacted by the Firm for investment research but to whom the Firm does not pay any fee. The absence of a preapproval requirement is premised on various considerations. Persons in certain management roles at public companies are typically expected to speak with potential or existing investors. These include communications with investor relations contacts, CFO’s, CEO’s, other “C” level people and any other Employee who the Firm has received direct approval to speak with via the company’s channels (for example, through investor relations or the office of the CEO or CFO). Similarly, access to persons at a public company as typically provided via events organized by sell-side brokerage firms also are not subject to any pre-clearance guidelines because those events are coordinated by the sell-side with the cooperation of the company. Speaking with district or regional managers, visiting facilities and speaking with employees, speaking with sales persons or other representatives of a company, and speaking with customers, vendors or suppliers of a company is not subject to preapproval because such persons are not expected to have access to material information regarding the company. Nonetheless, it is important that the Employee is familiar with the Firm’s insider trading procedures before the Employee engages the above-referenced parties in any research-related conversation. Those policies and procedures are in place to help educate Employees in a manner that helps minimize the likelihood that the Firm will obtain and/or act on material non-public information prohibited under this policy.

b.       No Compensation. The payment of compensation of any kind by the Firm or its personnel to persons treated as Investment Contacts under this policy is prohibited. For purposes of this prohibition, compensation includes both cash and non-cash compensation, including but not limited to gifts, meals, entertainment, travel, or any other items of value. The payment of compensation would cause the recipient to be deemed a Paid Consultant under this policy, and therefore be subject to the requirements set forth above, including pre-approval requirements.

PART IV.

INFORMATION SECURITY POLICY

The Firm is committed to protecting the confidentiality of all non-public personal information regarding current, prospective and former clients, Investors and Employees (“NPI”) and the Firm’s own proprietary information. It is the Firm’s policy to protect, through administrative, technical and physical safeguards, the security and confidentiality of NPI and other proprietary information, including protecting against any anticipated threats or hazards to the security of such information and unauthorized access to or use of such information. All information protected by the safeguards listed in this Part IV is considered trade secrets and may not be used by an Employee at any time, including after termination of employment, except as required for Firm business.

As set forth below, the Firm’s Information Security Policy includes an Information System Security Program; Privacy Notifications; Procedures Regarding Proprietary Information and Confidentiality; a Business Continuity Plan; and an Identity Theft/Red Flags Program.

A.         Information Systems Security Program.

1.         The CCO. The Firm has designated the CCO to coordinate and maintain its information systems security program. Certain provisions of that information systems security program are summarized in this Section A. The CCO is responsible for (a) assessing and prioritizing risks to electronic systems, including safeguards for NPI and other proprietary information, (b) developing ways to manage and control such risks, (c) monitoring third-party service provider arrangements to ensure information security, (d) maintaining an inventory of critical software and information technology hardware, (e) overseeing access to the Firm’s electronic network and other NPI, (f) conducting Employee training relating to information security for all appropriate personnel on hiring and periodically during employment, (g) drafting and enforcing an incident response plan and, (h) periodically reviewing, monitoring, testing and revising the information systems security program.

2.         Identifying Internal and External Risks to NPI. The CCO reviews reasonably foreseeable internal and external risks to the security, confidentiality and integrity of NPI and other proprietary information, including risks relating to (a) Employee access, (b) changes to the Firm’s information systems, including network and software design, information processing, storage, transmission and disposal, and (c) procedures to detect, prevent and respond to attacks, intrusions or other system failures. The CCO assesses and documents the likelihood and potential damage of these risks and the sufficiency of any safeguards in place to control these risks. The CCO meets periodically with Employees to review and implement such safeguards and is available to answer questions regarding such safeguards.

3.         Physical Information Safeguards. Physical access to any non-electronic NPI and other proprietary information is limited by either locking or monitoring access to the offices and storage areas where such information is located. Except as required for Firm business, Employees may not copy or otherwise duplicate any information that contains NPI or other proprietary information or take any such information from the Firm’s offices without the prior consent of the CCO. Any physical information removed from the Firm’s offices or any information printed and kept at home (such as research files) must be returned to the Firm. All copies and originals of such information must be disposed of in a way that keeps the information confidential, such as shredding. Employees must keep all paper copies of NPI and other proprietary information that are not in use off desk tops, conference tables or any other place if such copies would be visible to persons who are not authorized to have access to such information.

4.          Network Cybersecurity.

a.       Security Updates. All computing elements are periodically updated with software security updates. The Firm maintains reasonably up-to-date firewall protection and other security software, including malware and virus protection, installed on all systems processing NPI and other proprietary information.

b.       Backups. In addition to the recordkeeping requirements described in Part VIII (generally relating to books and records that the Advisers Act requires the Firm to maintain), the Firm’s email and instant messaging vendor, Alphabet Inc., Dialpad, and Slack electronically archive on a weekly basis the information stored on the Firm’s network. Those backup files are stored on the vendor’s servers and are accessible only to certain authorized Employees. When the Firm’s backup data is transmitted to a cloud-based storage platform, such data is encrypted during data transmission, storage and download. The Firm and its vendors maintains duplicate copies (either paper or electronic format) of documents that the CCO deems essential. Those backup files are stored monthly in a safe location.

c.       Passwords. All electronic devices containing NPI and other proprietary information must be accessible only by the use of strong passwords that are periodically changed. Backup records and archived data are stored in a secure manner. Employees must take precautionary measures during each day to ensure that NPI and other proprietary information is not visible to persons who are not authorized to have access to such information. For example, the Firm uses password-activated screen savers to auto-lock the desktop screen of computers after a period of inactivity. At the end of each day and at other times that an Employee leaves his or her terminal for an extended period, such Employee must log off his or her computer.

d.       Computer Use Outside of the Office; Mobile Devices. If any Firm NPI or other proprietary information is accessible through a mobile device or laptop out of the office, such data must be password protected and/or encrypted, as appropriate, and the responsible Employee must take extra precautions to protect the mobile device or laptop against theft or loss, such as keeping the item with the Employee or in a locked area. Employees should be cautious when using laptops or reviewing documents that contain NPI or other proprietary information in public places to prevent unauthorized people from viewing the information. Mobile devices, laptops and software applications used to access NPI and other proprietary information must be pre-approved by the CCO and be regularly updated for security updates.

e.       Encryption. NPI and other proprietary information in email correspondence to Clients and third parties is encrypted during transmission and at rest Employees must use care in electronic correspondence to assure that NPI and other proprietary information is not inadvertently distributed to unauthorized persons.

5.         Vendor Oversight. The Firm’s vendors could be subject to cyber-attacks that would allow unauthorized access to the Firm’s data. The Firm takes reasonable steps to select and retain vendors that can maintain appropriate cybersecurity safeguards. The Firm includes cybersecurity considerations in performing its due diligence with respect to any vendor (including vendors considered on a trial or interim basis) and works with its compliance consultants to conduct due-diligence reviews thereof at least annually. The Firm may enter into agreements with vendors under which the Firm may provide NPI to third parties. If this occurs, the Firm uses reasonable efforts to include in the relevant agreement provisions that (a) protect NPI to the extent required by law, (b) require vendors to provide prompt reporting and remediation of data breaches, (c) require vendors to keep apprised of legal and regulatory changes related to cybersecurity, (d)  engage in cybersecurity testing, and (e) use up-to-date security protocols. Employees should direct any questions about these agreements or the disclosure of information pursuant to them to the Firm’s CCO.

6.         Monitoring, Identifying and Responding to Breaches. Identity theft, breaches of privacy and data security and cyber- crimes are an increasing threat to many businesses. The Firm maintains controls to detect, prevent, and mitigate breaches of the Firm’s network, data and privacy. Controls may include, but are not limited to surveillance on the use of handheld devices, systems, networks, and periodic reviews of Employees’ work email and social media use. The CCO is responsible for setting up procedures for detecting, documenting and reporting suspected unauthorized activity, including breaches of the Firm’s network. If any Employee becomes aware of an actual or suspected information security breach, including but not limited to any unauthorized disclosure of NPI or other proprietary information, that Employee must promptly notify the CCO, who will escalate the issue according to the Firm’s incident response plan, as necessary. Nearly all U.S. states and many foreign countries require prompt, specific notification to affected individuals of a breach involving NPI, and frequently, the notice must be given in a certain format and within a certain amount of time. The Firm investigates an actual or suspected breach that may involve NPI as quickly as possible and may discuss the issue with legal counsel. The Firm’s investigation and response may include the following, as appropriate:

a.       To the extent possible, identifying the information that was disclosed and the improper recipients;

b.       Taking any actions necessary to prevent further unauthorized disclosures;

c.       Taking any actions necessary to reduce the potential harm from improper disclosures that have already occurred;

d.       Considering discussing the issue with regulatory authorities or law enforcement officials;

e.       Evaluating the need to notify affected clients, and federal, state and local governments as required by law (for example, California law requires all California businesses to conform NPI data breach notifications to CA Code §1798.82 in terms of formatting and content);

f.        Collecting, preparing, and retaining documentation associated with the inadvertent disclosure and the Firm’s response; and

g.       Evaluating the need to change the Firm’s information systems security plan and network operations in light of the breach.

7.         Discarding Information. Employees may discard or destroy NPI and other proprietary information only in accordance with instructions from the CCO. Employees are reminded that electronic and hard copy media containing NPI or other proprietary information must be destroyed or erased before being discarded. Devices such as smartphones, scanners and photocopiers that save electronic copies of information must be erased before their disposal.

8.         Access to Firm’s Data, Devices and NPI.

a.       Current Employees. Employees have access only to NPI and other proprietary information they need to know to perform their jobs. The Firm considers Employee business functions and approves initial Employee user privileges and any changes thereto. The CCO maintains list of Employee user privileges.

b.       Terminated Employees. All access to the Firm’s NPI, other proprietary information and network or mobile devices are revoked on the last day of employment.

B.         Privacy Notifications.

Regulation S-P (“Reg S-P”) requires SEC-registered investment advisers to adopt and implement policies and procedures that are reasonably designed to protect the confidentiality of NPI. Corresponding Consumer Financial Protection Bureau (“CFPB”) rules impose the same requirement on all other investment advisers. Reg S-P applies to “consumer” records, meaning records regarding individuals, families, or households. Reg S-P does not explicitly apply to the records of companies, investors in a private fund, or individuals acting in a business capacity, but corresponding CFPB rules impose similar disclosure and safeguarding obligations.

If the Firm or Investment Fund discloses NPI (other than certain exempt disclosures) it must give each Investor and client the opportunity to opt out of non-exempt disclosures. Examples of exempt disclosures are disclosures to the Firm’s or Investment Fund’s attorney, accountant or administrator, disclosures required by law or necessary to provide services that a client or Investor requests, and disclosures made at a client or Investor’s request. Reg S-P and CFPB rules require that the Firm and each Investment Fund provide Investors and clients with notices describing their privacy policies and procedures. These privacy notices must be delivered to all new clients upon inception of an advisory relationship and Investors at the time they invest in an Investment Fund. In addition, the Firm and the Investment Fund must provide Investors and clients an annual privacy notice if the Firm (a) shares NPI in ways that are not exempt from the opt- out disclosure requirement described above or (b) changes its practices with regard to sharing NPI from the practices described in its latest notice to that Investor or client. Reg S-P and the CFPB rules do not require the distribution of privacy notices to companies or to individuals acting in a business capacity, but the Firm provides privacy notices to all clients and Investors as a best practice.

C.         Proprietary Information; Confidentiality.

Any information regarding advice that the Firm furnishes to its clients or Investors, the Firm’s recommendations and analyses and other proprietary data or information about the Firm or its clients or Investors (including NPI) is strictly confidential and a trade secret and may not be revealed to third parties, except as required for Firm business, or as approved by the CCO. Employees may not disclose the identity, affairs or investments, or other NPI, of any current, potential or former client or Investor to anyone outside of the Firm, except as may have been authorized by the client or Investor or as may be required in servicing the client or Investor (such as disclosure to a brokerage firm at which client assets are held) or for the Firm’s business (such as disclosure to the Firm’s auditors and lawyers or as required by law). Such information is the property of the Firm. Disclosing such information to any third party, without the permission of the CCO, will subject the Employee to discipline or sanctions by the Firm at the Firm’s sole discretion, including fines, dismissal, suspension without pay, loss of pay or bonus, loss of severance benefits, demotion or other sanctions. This confidentiality obligation continues even after the termination of employment. Such information is considered trade secrets and may not be used by the Employee. Notwithstanding the foregoing, nothing in this Statement, or in any agreement between an Employee and the Firm, prohibits Employees from reporting possible violations of federal laws or regulations to the SEC or any other government agency or making other disclosures that are protected under federal whistleblower laws and regulations, including the Defend Trade Secrets Act, without notifying or obtaining approval from the CCO. Employees have the right to (1) disclose in confidence trade secrets to federal, state and local government officials, or to an attorney, for the sole purpose of reporting or investigating a suspected violation of law, and (2) disclose trade secrets in a document filed in a lawsuit or other proceeding, but only if the filing is made under seal and protected from public disclosure. Employees will not be subject to discipline or sanctions by the Firm for making any such reports or disclosures protected under federal whistleblower laws and regulations.

D.         Business Continuity Plan.

Although the Firm is fully remote, it has a Business Continuity Plan maintained by the CCO. The Firm reviews its Business Continuity Plan at least annually.

E.         Identity Theft Red Flags Program.

In accordance with sections 615(e)(1)(A) and (B) of the Fair Credit Reporting Act of 1970, as amended, the SEC adopted identity theft guidelines (the “Identity Theft Rules”) that require that certain SEC registered investment advisers (“Covered Advisers”) that offer or maintain particular types of accounts that are more susceptible to identity theft (“Covered Accounts”) maintain an identity theft red flags program designed to detect, prevent and mitigate identity theft. In jointly announcing the Identity Theft Rules, the SEC stated that any Covered Adviser that directly or indirectly had the ability to transfer investment proceeds to any third party individuals based on a client’s instructions would be covered by the Identity Theft Rules. While the Firm is not covered by the Identity Theft Rules, the Firm is nonetheless committed to maintaining an identity theft identification program (the “Identity Theft Program”) designed to identify, detect, prevent and mitigate identity theft and has adopted an Identity Theft Program.

The Firm has designated the CCO to coordinate its Identity Theft Program, and the CCO is responsible for periodically reviewing, monitoring and revising the Identity Theft Program to ensure that it contains reasonable policies and procedures for (1) identifying relevant red flags indicating the possibility of identity theft with respect to the Firm’s Covered Accounts and incorporating those red flags into the Identity Theft Program, (2) detecting red flag occurrences in the Firm’s operations, and (3) responding appropriately to identified red flag incidents and issues. The CCO shall prepare periodic reports for other members of senior management evaluating the effectiveness of the Identity Theft Program, addressing any significant incidents involving identity theft and the Firm’s response, and discussing any material changes to the Identity Theft Program.

1.          Identifying Red Flags Indicating Potential Identity Theft. To identify and detect potential identity theft incidents, the Firm has identified, based on the types of Covered Accounts the Firm maintains, Investor’s or client’s ability to access these Covered Accounts and the Firm’s operating history, the following red flags that indicate possible incidents of identity theft:

a.         The presentation of any suspicious documents in connection with a withdrawal request, a redemption request or another similar attempt to access funds in a Covered Account, including the presentation of any of the following:

(i)         Personal identifying information that is not consistent when compared with information previously provided by the Investor or the client;

(ii)        Personal identifying information that is provided is inconsistent when compared against external information sources used by the Firm, including, for example, incorrect address or other contact information, a Social Security Number that has not been issued or that has been listed on the Social Security Administration’s Death Master File;

(iii)       Personal identifying information that is provided is of a type commonly associated with fraudulent activity, such as the use of an address on a request that is fictitious or the use of a phone number that is invalid or is associated with a country or location that does not match the Firm’s records regarding the Investor or the client;

(iv)       A document that appears to have been altered or forged, or gives the appearance of having been destroyed and reassembled; and

(v)        Other information that is not consistent with readily accessible information that is on file with the Firm regarding the Investor or the client, such as a signatures on subscription documents.

b.         Alerts, notifications or warnings from consumer reporting agencies regarding any Covered Accounts, including any of the following:

(i)         A fraud or active duty alert is included with a consumer report or a consumer reporting agency provides a notice of credit freeze in response to a request for a consumer report; and

(ii)        A consumer reporting agency provides a notice of credit freeze in response to a request for a consumer report.

c.         Service providers, such as custodians, administrators or fraud detection services, putting the Firm on notice of potential identity theft issues.

d.         The presentation of suspicious personal identifying information, such as a suspicious address change or a unannounced withdrawal request indicating new wire instructions.

e.         The unusual use of, or other suspicious activity related to, a Covered Account, including the following:

(i)         Material changes to established patterns of behaviors and interactions with the Firm by the Investor or the client, especially if such changes occur in connection with increased withdrawal, redemption or other similar requests;

(ii)        Submission of documents that are inconsistent with the Firm’s established procedures for investing, redeeming or otherwise withdrawing funds;

(iii)        Mail or other communications sent to the Investor or the client is returned repeatedly as undeliverable although transactions are attempted in connection with the Investor’s or the client’s Covered Account; and

(iv)       Shortly following the notice of a change of address for a Covered Account, the Firm receives a request for new, additional, or replacement means of accessing the Covered Account or for the addition of an authorized wire recipients for the Covered Account.

f.          Notice from Investors or the clients, other victims of identity theft, law enforcement authorities, or other persons regarding possible identity theft in connection with Covered Accounts.

2.         Detecting the Occurrence of Red Flags. To ensure that the Firm properly identifies and detects the red flags indicated in this Identity Theft Program, Employees should carefully follow the Firm’s subscription policies and procedures, including, where appropriate, obtaining identifying information about, and verifying the identity of, each Investor and client investing with the Firm, authenticating Investors and clients, monitoring transactions, and verifying the validity of change of address requests, withdrawal or redemption requests or other attempts to access existing Covered Accounts.

3.         Preventing and Mitigating Identity Theft. Identity theft and other cybercrimes are an increasing threat to many businesses, and the Firm understands the importance of responding appropriately to any incidents of identity theft. If any Employee becomes aware of an actual or suspected suspicious incidents or red flags, such Employee should immediately communicate such incidents or red flags to the CCO. Where appropriate in light of the circumstances, the CCO, after consultation with the reporting Employee, may determine that the Firm should carefully monitor any attempts to access or disburse funds from particular Covered Accounts, may notify affected Investor, Investors, client or clients, as applicable, through appropriate channels when suspicious requests have been made or may determine whether other courses of actions are required in light of the nature of the threat and the appropriateness of various responses. The CCO and any reporting Employees should, as appropriate, consider the following actions:

a.         To the extent possible, identify any results or consequences of any identity theft attempts;

b.         Take any actions necessary to mitigate and prevent further damage;

c.         Take any actions necessary to reduce the potential harm from any attempted access or actual access to Covered Accounts that has already occurred;

d.         Consider discussing the issue with regulatory authorities and/or law enforcement officials;

e.         Evaluate the need to notify each affected Investor and client, as applicable, and, if appropriate or required make any necessary notifications;

f.         Collect, prepare, and retain documentation associated with the incident and the Firm’s response(s); and

g.         Evaluate the need for changes to the Firm’s Identity Theft Program in light of the incident.

4.         Third Party Service Providers. At times, the Firm may enter into one or more agreements with third parties under which the third parties may provide certain services with respect to Covered Accounts. If this occurs, the Firm will ensure that these service providers’ internal policies and procedures meet the standards of the Identity Theft Program, including, if appropriate (a) including in the relevant agreements provisions requiring compliant identity theft programs at such third-party service providers and (b) taking reasonable steps to select and retain service providers that are capable of maintaining appropriate safeguards. Employees should direct any questions about these agreements or the policies and procedures of any third party service provider to the CCO.

5.         Specific Firm Client and Investor Withdrawal Procedures.

a.         Client Account and Investment Fund Withdrawals.

(i)         Client Accounts. Each Client Account that is not an Investment Fund is maintained at a third-party custodian. A client requests a withdrawal directly from the custodian, and the custodian processes the withdrawal request in accordance with its internal policies and procedures regarding identity theft. The custodian is a registered brokerage firm, bank or trust company and has internal policies and procedures that comply with applicable identify theft rules.

(ii)        Investment Funds. Each Investment Fund has delegated responsibility for receiving and processing Investor and client withdrawal requests to a third-party administrator. An Investor requests a withdrawal from the administrator, and the administrator processes the withdrawal request in accordance with its internal policies and procedures regarding identity theft. Such third-party administrators have internal policies and procedures that comply with applicable identity theft rules.

b.         Omitted.

c.         Transfers to Linked Checking Accounts. The Firm may assist clients in wiring funds from a Client Account to the client’s linked checking account. The authority to transfer assets between a client’s accounts maintained at one or more qualified custodians will not result in the Firm having custody if the client has authorized the Firm in writing to make such transfers and a copy of that authorization is provided to the qualified custodians, specifying the Client Accounts maintained with qualified custodians. The written authorization must be signed by the client and provided to the sending custodian and state with particularity the name and account numbers on sending and receiving accounts (including the ABA routing number(s) or name(s) of the receiving custodian) such that the sending custodian has a record that the client has identified the accounts for which the transfer is being effected as belonging to the client. That authorization does not need to be provided to the receiving custodian. The Firm’s authority to transfer client assets between the Client Accounts at the same qualified custodian or between affiliated qualified custodians that both have access to the sending and receiving account numbers and client account name (e.g., to make first-party journal entries) does not constitute custody and does not require further specification of Client Accounts in the authorization. An Employee with questions on whether an arrangement meets the foregoing criteria should consult with the CCO.

F.         Data Protection Legislation. Where applicable, this Statement is subject to the General Data Protection Regulation (697/2016/EU) (the "GDPR") and any applicable local data protection legislation. Currently, the Firm does not believe it is not “in-scope” of GDPR. Without the prior consent of the CCO, an Employee may not solicit or offer any services to (a) individual EU investors, (b) investment funds that are offered to individual EU investors, (c) individual EU investors who invest indirectly through a nominee account (e.g., a German bank) or (d) EU institutional investors for which EU individuals act as signatories or otherwise liaise with the adviser.

PART V.

TRADING AND VALUATION PRACTICES

A.        Trading Policy. The Firm has a fundamental fiduciary duty to act in the best interests of its clients, with undivided loyalty to each. Nevertheless, because the Firm has multiple clients, its duty of loyalty to one client may conflict with its duty of loyalty to another, particularly with respect to allocating trades. To resolve this conflict of interest, the Firm has adopted a policy to provide equal and fair treatment to its clients over time, consistent with the Firm’s duty of loyalty. No client should receive preferential treatment over any other. In particular, trades may not be allocated to one client over another to:

●	Favor one client at the expense of another;

●	Generate higher fees paid by one client over another or to produce greater performance compensation to the Firm;

●	Develop a relationship with a client or prospective client;

●	Compensate a client for past services or benefits rendered to the Firm or to induce future services or benefits to be rendered to the Firm; or

●	Equalize performance among different Client Accounts.

Because of the diversity of objectives, risk tolerances, tax situations, and differences in the timing of capital contributions and withdrawals, investment positions inevitably will differ among Client Accounts. Any allocation of investments among Client Accounts should be consistent with the Client Accounts’ investment objectives, and the foregoing principles, together with the Firm’s Investment Allocation Policy.

The Firm regularly reviews the holdings in each Client Account for their appropriateness for that Client Account and for compliance with (1) the agreement or policy applicable to the Firm or such Client Account and (2) any applicable regulatory restriction applicable to the Firm or such Client Account.

B.        Aggregating Client Account Transactions.

The Firm does not aggregate transactions for Client Accounts.

C.	Execution Services.

1.         Introduction.

When transacting in securities for Client Accounts, the Firm must execute such transactions in a manner that represents the best qualitative execution for Client Accounts, based on such factors as the efficiency of execution, the timing of the transaction, the price of the security purchased or sold, the commission rate, and the financial responsibility and responsiveness of the broker. The lowest possible commission cost is not by itself the determinative factor, and as discussed below, Client Accounts may not always pay the lowest possible commission rates.

For transactions in Litigation Interests, DIP Claims, or Government Receivable Loans, the Firm addresses its best execution obligations by seeking to negotiate the most favorable terms that are feasible.

2.         Execution Policies.

a.          The Firm has complete discretion to select the brokers to be used for executing securities transactions in Client Accounts and the commission rates to be paid to those brokers. In selecting a broker for any transaction or series of transactions, the Firm may consider a number of factors, including, for example, net price, clearance, settlement, reputation, financial strength and stability, efficiency of execution and error resolution, willingness to execute related or unrelated difficult transactions in the future, special execution capabilities, and other matters involved in the receipt of brokerage services generally.

b.         The Firm may pay a brokerage commission in excess of that which another broker might charge for effecting the same transaction if the Firm determines in good faith that such commission is reasonable in relation to the value of the brokerage, research or other services provided by that broker, viewed in terms of either the specific transaction or the Firm’s overall responsibilities to the portfolios over which the Firm exercises investment authority.

3.         Procedures for Evaluating Execution Services.

Annually, if applicable, the CCO evaluates the trade execution services the Firm receives from the brokers it uses to execute securities trades for Client Accounts, including comparing those services to the services available from other brokers to determine if the Firm is achieving best execution in client transactions. As part of those evaluations, the Firm considers, among other things, alternative brokers, market makers and market centers, the quality of execution services, and the appropriate level of commission rates. The CCO also determines that the Firm’s execution practices are consistent with disclosures in its Form ADV and Investment Fund offering documents and evaluates any conflicts of interest those practices may raise.

D.        Valuation.

The Firm maintains a written Valuation Policy governing the valuation of positions held by its Investment Funds. Please consult such policy for further information.

E.         Allocation.

The Firm maintains a written Investment Allocation Policy governing the allocation of investment opportunities among its Investment Funds. Please consult such policy for further information.

It is not currently anticipated that the Firm itself will solicit or enter into arrangements with respect to non-investment opportunities arising from Litigation Interests, DIP Claims, and Government Receivable Loans. In the past, the Firm has been involved in a limited number of such arrangements, including (i) referring investment opportunities outside the Investment Funds’ investment mandates to third-party investors and (ii) referring plaintiffs in actions underlying Litigation Interests to certain law firms, in each case in exchange for certain fees.

If, in the future, the Firm determines to enter into such or any similar arrangements, it will not do so without prior disclosure to, and approval of, the LPACs of the Investment Fund(s) implicated in such opportunity, and in all cases in consultation with the CCO. In all cases, any consideration received would be allocated to the relevant Investment Funds – not the Firm itself.

PART VI.

ANTI-MONEY LAUNDERING

A.        The Firm.

1.         The Firm has appointed the CCO as its “AML CCO” to serve until he or she resigns or is replaced by the Firm.

2.         The Firm generally accepts clients or Investors in an Investment Fund if they are well known to a Firm Employee or have been personally referred by another client or Investor or other person known to the Firm. Although the Firm believes that the Firm’s familiarity with the Investment Funds’ Investors reduces the risks of money-laundering or terror financing activities, the CCO and other Employees must remain vigilant for potentially improper behavior.

3.         The Investment Funds’ administrator has contractual obligations to conduct anti-money laundering reviews on the Investors.

4.        If the Firm has any reason to suspect that a client or Investor is involved in money laundering, the CCO may obtain updated copies of government watch lists prepared by the Office of Foreign Assets Control (www.ustreas.gov/ofac) and by the SEC (www.sec.gov/news/headlines/recordsearch.htm) and compare the names on the watch lists with the name of the client or Investor.

5.         An Employee should notify the CCO immediately if he or she suspects that money laundering activities are taking place in relation to an Investment Fund or other Client Account. Current regulations do not define money laundering activities, but at least the following matters should be reported to the CCO:

a.         Wire transfers from or transactions with a person located in a country or territory that is neither a member of the Financial Action Task Force (the “FATF”) nor a member of a regional organization that is a member of the FATF; a list of FATF members can be obtained from the FATF web site: www.fatf-gafi.org;

b.         The holder of a Client Account or an Investor is a bank or other institution that is acting as an agent for an undisclosed principal;

c.         The holder of a Client Account or an Investor makes frequent investments/contributions or withdrawals/redemptions, or investments/contributions and subsequent withdrawals/redemptions occur within a short time;

d.         The holder of a prospective Client Account or Investor is a senior foreign political figure1, immediate family member of a senior foreign political figure2 or close associate of a senior foreign political figure;3

e.         The holder of a Client Account or an Investor has an unusual concern about the Firm’s compliance with the Firm’s anti-money laundering practices or other governmental reporting obligations;

f.          The holder of a Client Account or an Investor is reluctant to reveal identifying information about itself;

g.         The holder of a Client Account or an Investor has insufficient concern about investment performance; or

h.         The holder of a Client Account or an Investor asks the Firm to process its transactions in an unusual manner.

6.         If the CCO becomes aware of any suspicious activity, the CCO will:

a.         Immediately consult with the Firm’s legal counsel;

b.         If permissible under the contract or other arrangement governing the Firm’s relationship with the suspected client or Investor, immediately suspend all activity in the account of the suspected client or Investor (including, without limitation, suspending the client’s right to withdraw capital or redeem beneficial ownership interests);

c.         Notify the SEC (or other governmental agency that the CCO considers appropriate) immediately and act in accordance with any instructions provided in writing by the SEC (or such other governmental agency); and

d.         Unless otherwise instructed in writing by the SEC (or such other governmental agency), determine whether the Firm should terminate its relationship with the suspected client or Investor.

B.        Investment Funds and Clients.

1.         If the Firm or any of its affiliates acts as the general partner, managing member or in any other similar capacity with respect to an Investment Fund, the Firm may require that each such Investment Fund obtain appropriate representations and warranties from prospective and existing Investors and:

[1]	A “senior foreign political figure” is a senior official in the executive, legislative, administrative, military or judicial branch of a foreign government (whether elected or not), a senior official of a major foreign political party, or a senior executive of a foreign government-owned corporation. A “senior foreign political figure” also includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure.

[2]	The “immediate family of a senior foreign political figure” typically includes the figure’s parents, siblings, spouse, children and in-laws.

[3]	A “close associate of a senior foreign political figure” is a person who is widely and publicly known to maintain an unusually close relationship with the senior foreign political figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the senior foreign political figure.

a.         If the existing or prospective Investor is a natural person, the Firm may obtain either that Investor’s notarized signature on his or her subscription agreement (this option is available only for prospective Investors) or a certified or notarized copy of that Investor’s driver’s license or passport, unless that Investor previously has provided such information to the Firm or the Firm previously has established a substantive relationship with that Investor;

b.         If the existing or prospective Investor is an entity (unless shares of that entity are traded publicly in the U.S. on a national securities exchange), the Firm may obtain a certified copy of that entity’s charter documents and certificates of good standing, unless the Firm previously has established a substantive relationship with that Investor; and

c.         If the existing or prospective Investor is an investment entity, in addition to the documents required by the preceding item b, the Firm may obtain additional appropriate representations from that Investor, which representations should include, among other things, representations that the Investor (i) has an appropriate anti-money laundering program that complies with all applicable laws, rules and regulations and is designed to detect and report any activity that raises suspicion of money laundering activities, and (ii) has obtained appropriate background information regarding all of the officers, directors and beneficial owners of the investment entity.

2.         With respect to other Client Accounts, the Firm may require representations and warranties from the holder of each such Client Account similar to the representations described in Parts V.B.1 and B.2 above, as applicable.

C.        Ongoing Training.

Before any Employee assumes any anti-money laundering responsibilities, and when such training is required by applicable law, the Firm will train such Employee regarding the anti-money-laundering requirements of this Statement as well as specific requirements that are relevant to such Employee’s functions and the signs of money laundering that can arise in the course of such Employee’s duties. Appropriate topics for a training session include, among other things, a description of money laundering, how money laundering is carried out, what types of activities and transactions should raise concerns, what steps Employees should follow when suspicions arise, and the existence and use of Office of Foreign Assets Control and other government agency lists. Employees also should receive periodic updates and additional training regarding the anti -money laundering requirements of this Statement. An Employee should consult the CCO if he or she has any questions regarding the requirements of this Statement.

D.         Audits.

When required by applicable law, the Firm will have an independent audit (as that term is used in and interpreted under the USA PATRIOT Act of 2001) of its anti-money laundering program at least annually.

PART VII.

PROXY VOTING

Because the Firm invests in Litigation Interests, DIP Claims, and Government Receivable Loans, rather than securities whose issuers solicit shareholder votes, it typically does not vote proxies. However, it instructs each custodian for a Client Account to deliver to the Firm any proxy solicitation materials that the custodian receives for that Account. The Firm reviews the securities held in its Client Accounts on a regular basis to confirm that the Firm receives copies of all proxy solicitation materials concerning such securities. The Firm marks each proxy solicitation with the date it is received by the Firm.

The Firm decides whether to vote a proxy on behalf of its Client Accounts after considering whether the proposal will have a material effect on the Firm’s investment strategy for Client Accounts. This analysis typically leads the Firm to determine not to vote proxies.

The CCO may designate an appropriate Employee to be responsible for insuring that all proxy statements are received and that the Firm responds to them in a timely manner.

1.         Company Information. If the Firm is considering voting a proxy, it reviews all proxy solicitation materials it receives concerning securities held in a Client Account. The Firm evaluates all such information and may seek additional information from the party soliciting the proxy and independent corroboration of such information when the Firm considers it appropriate and when it is reasonably available.

2.         Proxy Voting Policies.

a.         The Firm votes FOR a proposal when it believes that the proposal serves the best interests of the Client Account whose proxy is solicited because, on balance, the following factors predominate:

(i)         If adopted, the proposal would have a positive economic effect on shareholder value;

(ii)        If adopted, the proposal would pose no threat to existing rights of shareholders;

(iii)       The dilution, if any, of existing shares that would result from adoption of the proposal is warranted by the benefits of the proposal; and

(iv)       If adopted, the proposal would not limit or impair the accountability of management and the board of directors to shareholders.

b.         The Firm votes AGAINST a proposal if it believes that, on balance, the following factors predominate:

(i)         If adopted, the proposal would have an adverse economic effect on shareholder value;

(ii)        If adopted, the proposal would limit the rights of shareholders in a manner or to an extent that is not warranted by the benefits of adoption of the proposal;

(iii)       If adopted, the proposal would cause significant dilution of shares that is not warranted by the benefits of the proposal;

(iv)       If adopted, the proposal would limit or impair accountability of management or the board of directors to shareholders; or

(v)        The proposal is a shareholder initiative that the Firm believes wastes time and resources of the company or reflects the grievance of one individual.

c.         The Firm abstains from voting proxies when it believes that it is appropriate. Usually, this occurs when the Firm believes that a proposal will not have a material effect on the Firm’s investment strategy for Client Accounts.

3.         Conflicts of Interest. Due to the size and nature of the Firm’s operations and the Firm’s limited affiliations in the securities industry, the Firm does not expect that material conflicts of interest will arise between the Firm and a discretionary Client Account over proxy voting. The Firm recognizes, however, that such conflicts may arise from time to time, such as, for example, when the Firm or one of its affiliates has a business arrangement that could be affected by the outcome of a proxy vote or has a personal or business relationship with a person seeking appointment or re- appointment as a director of a company. If a material conflict of interest arises, the Firm will vote all proxies in accordance with Part VII.A.2. The Firm will not place its own interests ahead of the interests of its Client Accounts in voting proxies.

If the Firm determines that the proxy voting policies in Part VII.A.2 do not adequately address a material conflict of interest related to a proxy, it will provide the affected Client Account with copies of all proxy solicitation materials that the Firm receives with respect to that proxy, notify that Client Account of the actual or potential conflict of interest and of the Firm’s intended response to the proxy request (which response will be in accordance with the policies set forth in Part VII.A.2), and request that the Client Account consent to the Firm’s intended response. If the Client Account consents to the Firm’s intended response or fails to respond to the notice within a reasonable period of time specified in the notice, the Firm will vote the proxy as described in the notice. If the Client Account objects to the intended response, the Firm will vote the proxy as directed by the Client Account.

4.         Shareholder Proposals by the Firm. The Firm may submit a shareholder proposal on behalf of an Investment Fund only if permitted by the Investment Fund’s governing documents or by agreement between the Firm and the Investment Fund and if the Firm believes that the proposal would provide a substantial overall benefit to the Investment Fund. The Firm will submit a shareholder proposal on behalf of any other Client Account only at the request of that Account or with that Client Account’s prior written consent. The Firm will vote any shares in a client Account on behalf of a proposal submitted by the Firm in accordance with Part VII.A.2, unless otherwise directed by the Client Account.

5.         Disclosures to Clients. The Firm includes in its Form ADV2 (1) a summary of these policies and procedures relating to proxy voting, (2) an offer to provide a copy of such policies and procedures to clients on request, and (3) information concerning how a client may obtain a report summarizing how the Firm voted proxies on behalf of such client. At the request of a Client Account, the Firm provides that Client Account with a copy of this Part VII and a report summarizing all proxy solicitations the Firm received with respect to that Client Account during the period requested and action taken by the Firm on each such proxy.

6.         Class Actions. As a fiduciary, the Firm seeks to act in its clients’ best interests with good faith, loyalty, and due care. When a recovery is achieved in a class action, investors who owned shares in the company subject to the action have the option to opt out of the class action and pursue their own remedy or participate in the recovery achieved via the class action. Collecting the recovery involves the completion of a Proof of Claim form that is submitted to the Claims Administrator. After the Claims Administrator receives all such forms, it dispenses money from the settlement fund to those persons and entities with valid claims.

If “class action” documents are received by the Firm on behalf of the Investment Funds or other Client Accounts, the CCO will determine whether or not clients should participate in, or opt out of, any class action settlements received. The CCO will determine if it is in the best interest of clients to attempt to recover monies from a class action. In the event clients are eligible but opt-out of participating in a class action, the CCO will maintain documentation supporting the Firm’s basis for not participating, including any cost/benefit analysis to support the decision, if applicable.

The foregoing proxy voting policies apply to Client Accounts over which the Firm has discretionary management authority. If the Firm ever manages a non-discretionary Client Account, it will inform each such Account client that the client is responsible for voting proxies and must make arrangements for its brokers to forward proxy materials directly to the client.

PART VIII.

RECORDKEEPING REQUIREMENTS

The CCO is responsible for overseeing the Firm’s record retention program. Any questions about the Firm’s policies and procedures should be directed to the CCO.

Under the Advisers Act, the Firm must retain the following records for at least five years from the end of the fiscal year during which the last entry is made on such record or for at least five years from when the Firm directly or indirectly published or otherwise made the communication, unless otherwise indicated. For the first two years of this period, such records must be located at the Firm’s principal office.

Employees should be aware that all of the Firm records can be subject to review by SEC and other regulatory examiners, irrespective of whether the Advisers Act requires those records to be retained. Employees should also be aware that regulatory examination authority includes emails and other electronic communications that relate to the Firm’s business activities, as well as emails and other electronic communications that are sent or received on the Firm’s computer systems.

This Statement addresses only some of the recordkeeping requirements under the Advisers Act. Various other local, state and federal laws, rules and regulations apply to creating, maintaining and destroying records.

All Employees must be familiar with, and abide by, the Firm’s record retention policies and procedures, including the list of required books and records below:

A.        Financial Records.

1.         Journals. A journal or journals, including cash receipts and disbursements records, and any other records of original entry forming the basis of entries in any ledger.

2.         Ledgers. General and auxiliary ledgers reflecting asset, liability, reserve, capital, income and expense accounts.

3.         Banking Records. All checkbooks, bank statements, cancelled checks and cash reconciliations.

4.         Invoices. All bills or statements of account (or copies thereof), paid or unpaid, relating to the Firm’s or any of its affiliates’ businesses.

5.         Accounting Records. All trial balances, financial statements and internal audit working papers relating to the Firm’s or any of its affiliates’ businesses.

B.        General Records.

1.         Organizational Documents. Fully executed organizational documents for the Firm and its affiliates, such as the operating agreement, partnership agreement, charter, minute books and ownership records for each such entity. The Firm must maintain these records in its principal office and preserve them until at least three years after termination of the Firm’s business as an investment adviser.

2.         List of Accounts. A list of all Client Accounts.

3.         Client Contracts. The Firm’s client contracts and powers of attorney, including:

a.         Investment management agreements between the Firm and its accounts (including all Investment Funds and separate accounts); and

b.         The partnership or limited liability company agreement for each Investment Fund, and all agreements with the Investors in each such fund (including Subscription Agreements, Offering Questionnaires, Supplemental Subscription Agreements and Assignment Agreements).

4.         Other Agreements. Other written agreements relating to the Firm’s investment advisory business, including:

a.         Agreements pursuant to which Litigation Interests, DIP Claims, and/or Government Receivable Loans were purchased, sold or modified;

b.         Agreements with brokers;

c.         Service agreements;

d.         Employment agreements;

e.         Agreements with finders or solicitors; and

f.          Agreements with online hedge fund databases.

5.         Policies and Procedures.

a.         This Statement, and all policies and procedures in effect during the previous five years;

b.         Any records documenting the Firm’s annual review of the policies and procedures in this Statement;

c.         Records of violations of the Firm’s code of ethics (the Introduction and Parts I, II, III and IV of this Statement) and actions taken as a result of such violations, and

d.         A copy of the signed, written acknowledgment of receipt of this Statement for each person who is, or within the past five years was, a supervised person of the Firm.

6.         List of Employees. A record of the names of current Employees and persons who, within the past five years were Employees.

7.         Anti-Money Laundering Investor Due Diligence Review Records. Any records generated in connection with compliance with this Statement’s anti-money laundering policies and procedures or applicable law relating thereto.

8.         Gift Records. Pursuant to Part II.G.3, records regarding payments to a labor organization (including a Taft-Hartley Plan) and any related person of such an organization.

9.         Forms. The Firm’s forms, including:

a.         Current, complete copies of offering materials for each Investment Fund.

b.         Employee Confidentiality and Nonsolicitation Agreement.

C.        Trading Records.

1.         Litigation Interests, DIP Claims, and Government Receivable Loans. Records showing separately for each Client Account the position purchased and sold, and the date, amount and price of each such purchase and sale, and any amounts received in connection therewith. Such records should identify the person connected with the Firm who recommended the transaction for the Client Account and must include the fully executed contract and any other agreements pursuant to which the position was purchased or sold or that are related to such investment.

2.         Omitted.

3.         Securities. Records showing separately for each Client Account the securities purchased and sold, the date, amount and price of each such purchase and sale and a statement that the order was entered pursuant to the Firm’s discretionary investing authority. Orders should identify the person connected with the Firm who recommended the transaction to the Client Account, the person who placed the order on behalf of the Firm (such as the Firm’s trader), and the executing bank or broker. The Firm must maintain records of any cancelled or modified records. Such records include:

a.         Creation of Order Memorandum. A portfolio manager may instruct a trader to enter an order for a securities transaction, or may enter the order directly. In either case, when an Employee places an order with a broker (via telephone or electronically), the order is also entered into the “Trade Blotter” which includes all of the information for each trade set forth in section C.2 above. The Firm saves a copy of each Trade Blotter either electronically or by printing a paper copy.

b.         Trade Confirmations. During each business day, the executing broker sends an electronic message showing each executed trade in a security.

4.         Client Portfolio Positions. Records of the current amount or interest of each Client Account in each Litigation Interest, DIP Claim, Government Receivable Loan, or security in which any such Client Account has a current position.

5.         Instructions from Clients. Records of any instruction (or modification or cancellation of any instruction) that the Firm receives from a client concerning the purchase, sale or delivery of any Litigation Interest, DIP Claim, Government Receivable Loans, or security, including the terms and condition of the instruction, modification or cancellation. A written memorandum should be prepared when a client gives oral instructions.

D.	Government Entity Records.

1.	Political Contribution Records. Records show:

a.         Names, titles and business and residence addresses of all covered associates of the Firm;

b.         All government entities to which the Firm provides or has provided investment advisory services, or which are or were investors in any covered investment pool to which the Firm provides or has provided investment advisory services, as applicable, in the past five years; and

c.         All direct or indirect contributions made by the Firm or any of its covered associates to an official of a government entity, or direct or indirect payments to a political party of a state or political subdivision thereof, or a political action committee. Records relating to such direct or indirect contributions or payments will be listed in chronological order and will indicate (i) the name and title of each contributor, (ii) the name and title (including any city/county/state or other political subdivision) of each recipient of a contribution or payment, (iii) the amount and date of each contribution or payment, and (iv) whether any such contribution was the subject of the exception for certain returned contributions pursuant to Rule 206(4)-5(b)(3) under the Investment Adviser Act.

2.         Third-Party Solicitor Records. Third Party Solicitor Records are required to be kept regardless of whether the Firm provides investment advisory services to a government entity and include the name and business address of each regulated person to whom the Firm provides or agrees to provide, directly or indirectly, payment to solicit a government entity for investment advisory services on its behalf.

E.        Client Communications.

1.         Copies of Offering Materials and Offeree Qualifications. Complete copies of offering materials provided by the Firm or its affiliates to current and prospective Investors in the U.S.-based Investment Funds.

2.         Investor Suitability. Records of all information that the Firm obtains regarding the suitability of each prospective Investor.

3.         Written Marketing Communications to Ten or More Persons. A copy of every notice, circular, advertisement, newspaper article, investment letter, bulletin, email or other communication that the Firm or any of its affiliates circulates or distributes, directly or indirectly, to ten or more persons (other than persons connected with the Firm or its affiliates).

4.         Records Supporting Performance Advertising. All accounts, books, internal working papers and any other records or documents that are necessary to form the basis for or demonstrate the calculation of the performance or rate of return of any or all Client Accounts, Litigation Interests, DIP Claims, Government Receivable Loans, and securities recommendations in any communication (including any communication to only one person, even if the communication would not be considered an “advertisement” under the Advisers Act), except that, with respect to the performance of securities (not Litigation Interests, DIP Claims, or Government Receivable Loans) held in Client Accounts, this requirement is satisfied by retaining all account statements, if they reflect all debits, credits and other transactions in securities a Client Account for the period of the statement, and retaining all worksheets necessary to demonstrate the calculation of the performance or rate of return of all Client Accounts. Such records must be maintained for the length of the performance track record being shown in marketing materials.

5.         Acknowledgments of Solicitor Fee Disclosure. All written acknowledgments of receipt obtained from clients or Investors relating to disclosure of solicitor fees paid by the Firm or its affiliates and copies of all disclosure statements delivered to the Firm’s clients or Investors by such solicitors.

6.         Communications Regarding Performance, Recommendations or Advice. All written communications (including emails) received and copies of all written communications that the Firm sends relating to (a) the performance or rate of return of any Client Account or Litigation Interest, or securities recommendations, (b) recommendations or advice that it gives or proposes, (c) the receipt, disbursement or delivery of funds or securities, or (d) placing or executing a securities order or acquiring or selling a Litigation Interest, DIP Claim, or Government Receivable Loan, or receiving payments in connection therewith. In addition, the Firm should retain all materials that it receives that relate to the recommendations or advice that it gives, if such materials are used in providing the advice. When sending correspondence to a client or Investor, the Firm either should retain a copy of the correspondence or retain a form of the correspondence that it sends to all or a group of clients or Investors with a list of the clients or Investors to whom such correspondence is sent.

F.         Regulatory Filings and Communications, and Litigation and Complaints.

1.          Regulatory Filings. A copy of each document that the Firm files with any state or federal agency or self-regulatory organization and that pertains to the Firm or its affiliates, including federal securities filings and state blue sky filings.

2.          Brochure.

a.         Delivery to New and Existing Clients. A copy of the Firm’s Form ADV2 brochure and supplement, including the dates during which it is used, and a list of the dates and the Client Accounts and Investors and potential Client Accounts and Investors to whom the Firm gives or offers its Form ADV2. The Firm must provide its Form ADV2 to each client and each Investor (i) before or at the time a client enters into an investment management agreement with the Firm (and the Firm has decided to also provide its Form ADV2 to each prospective Investor, by including the Form ADV2 as an appendix to each Investment Fund’s offering document) and (ii) if there are material changes to the Form ADV2, annually within 120 days of the end of the Firm’s fiscal year (which annual delivery may include the revised ADV2 or only a summary of material changes as required by Item 2, but if the Firm sends only a summary, the summary must include an offer to provide the full Form ADV2 and the Firm’s email address, website address (if any), telephone number and the website address for the Investment Adviser Public Disclosure website (all of which should be included in Item 1 of the Firm’s Form ADV2)).

b.         Amendments. The Firm must promptly file an amendment to Form ADV to correct certain information should it become inaccurate and/or have the ability to mislead those to whom it must be delivered. Certain inaccuracies require an amendment to be filed immediately (Items 1, 3, 9, and 11 of Part 1A) while other material inaccuracies require an amendment to be filed promptly (Items 4, 8, 10, and all items on Form ADV2). Other inaccuracies require an amendment to be filed within 90 days of the end of the fiscal year (refer to the instructions appearing in the Form ADV application booklet for further guidance). The CCO is responsible for filing amendments to Form ADV.

3.         Regulatory Communications. Communications (but see Attorney-Client Communications below) that the Firm receives or sends regarding any SEC, state or other regulatory inspection, examination, investigation, subpoena or other action.

4.         Litigation and Complaints. Communications (but see Attorney-Client Communications below) that the Firm receives or sends regarding any Litigation Event (see Storage of Records – Preserving Records during Litigation below) and regarding any client or Investor complaint.

G.        Personal Securities Transactions.

1.         Records of Transactions. Records of every transaction effected in a Reportable Security or Litigation Interest, DIP Claim, or Government Receivable Loan in which any Employee has any direct or indirect Beneficial Ownership, including the title and amount of each instrument involved, the date and nature of each transaction (that is, purchase, sale or other acquisition or disposition), the price at which each transaction is effected, and the name of the broker, bank or other party with or through whom each transaction is effected.

2.         Records of Precleared Transactions. Records of all approved transactions (including the record of such approval by the CCO) and such confirmations and brokerage statements in accordance with Part I of this Statement.

H.        Attorney-Client Communications.

Attorney-client communications and certain other documents, such as invoices for legal fees, prepared by legal counsel may be protected by the attorney-client privilege. Employees should not provide or disclose these materials to any third party, including clients, Investors, the SEC or any state regulatory authority, without first consulting with the Firm’s legal counsel.

I.         Storing Records.

1.         Form of Records. The Firm may maintain and preserve records on paper, store them on electronic storage media or on a secure cloud-supported storage platform.

2.         Electronic Communications. The CCO is responsible for maintaining and preserving emails (including attachments) and any other electronic communications that are required to be maintained by this Part VIII.

Currently, the Firm’s instant messaging (Slack), email provider (Alphabet) and other external call and text systems (Dialpad) are securely archiving instant messages, emails, texts, and all attached electronic documents on a daily basis.

All incoming and outgoing emails sent through the Firm’s servers are logged on a daily basis. The log contains at least the date and time of each email, sender’s address, recipient’s address and subject. At least once a week, copies of all such emails are to be saved to Global Relay.

The Firm does not believe that there is significant business utility or value in saving deleted voicemail messages or any email communications not sent through the Firm’s servers (because all Firm-related substantive communications should be sent through the Firm’s email or phone system). It is the Firm’s policy not to systematically preserve deleted voicemail messages. If the recipient of a particular message considers it important, it is preserved (either through transcription or in its digital format) and then retained in a manner consistent with the guidelines established in this policy.

3.         Organizing Records Stored Electronically. If the Firm maintains and preserves records on electronic storage media or on a secure cloud-supported storage platform, the Firm:

a.         Arranges and indexes the records in a way that permits easy location, access and retrieval;

b.         On the SEC’s request, promptly provides (i) a legible, true and complete copy of the record in the medium and format in which it is stored, (ii) a legible, true and complete printout of such record and (iii) a means to gain access, view and print such record; and

c.         Separately stores, for the time required for preserving the original record, a duplicate copy of the record on any allowable medium.

4.         Special Procedures for Records Stored Electronically. The Firm’s records stored on electronic media or on a secure cloud-supported storage platform are:

a.         Maintained and preserved to reasonably safeguard them from loss, alteration or destruction;

b.         Accessible only to properly authorized personnel and the SEC (including its examiners and representatives); and

c.       Stored in a manner that permits them to be retrieved in complete, true and legible form.

5.         Preserving Records during Litigation Event. Under no circumstances may any documents be purged that relate to any pending or threatened litigation or governmental or regulatory investigation, inquiry or action relating to the Firm or its affiliates (collectively referred to as a “Litigation Event”). Subject to the other record retention requirements, the Firm may purge records and documents preserved as a result of a Litigation Event after the Litigation Event is finally terminated.

6.         Destruction of Confidential Records. The Firm destroys electronic confidential records by any accepted method of electronic destruction. Confidential records include (but are not necessarily limited to) records that would provide information to competitors, records that would allow anyone unauthorized access to information, any information regarding Client Accounts or Investment Funds, and attorney-client communications.

J.         List of Regulated Persons.

The Firm maintains a list of the names and business addresses of all Regulated Persons to whom the Firm or a Covered Associate pays, or agrees to pay (directly or indirectly), to solicit a Government Entity on its behalf.

PART IX.

MARKETING RULE

The Firm is subject to U.S. and non-U.S. laws as they relate to the marketing of its investment advisory services. In many cases, these laws define “marketing” differently. As a result, any communication made to more than one person4 to solicit investment advisory services with regards to securities should be considered “advertisements.” All advertisements must comply with the requirements and restrictions listed below and be pre-approved by the CCO or an authorized designee. The CCO may provide approval for a specific template, investor type, jurisdiction or type of communication.

Advertisements may be written or unwritten, and therefore may include communications such as webcasts, podcasts or other content distributed through the Firm’s website and social media platforms (if any). Advertisements may also contain content created or distributed by third parties.5 If there is a question as to whether any direct or indirect communication must be treated as an advertisement, please consult the CCO.

In the context of the Firm’s business, typical advertisements include Investment Fund private placement memoranda or other governing documents, the Firm’s website, most pitch or flip books, press releases, prepared speeches or other remarks, standardized Firm booklets or other presentations, materials sent through distribution lists containing Firm contacts, content posted or shared on the Firm’s website or social media accounts, and communications containing actual or hypothetical performance information.6 On the other hand, the Firm does not consider the following to be advertisements:

1.         Responses to unsolicited requests for information from current or prospective private Investment Fund investors or their consultants;

2.         Communications distributed exclusively to existing private Investment Fund investors that do not offer new investment advisory services with regards to securities, such as information regarding a new Fund or strategy offered by the Firm; or

3.         Communications of a general nature made to the general public, and not directed to prospective Investment Fund investors, such as blog posts, social media posts, most website content and other similar communications made to the general public, and which do not offer the Firm’s advisory services or solicit investment into any Investment Fund.

Regardless of whether they are deemed advertisements, the general anti-fraud provisions of the Advisers Act apply to all investment adviser communications. Accordingly, all published, circulated, or distributed communications cannot contain any untrue statement of a material fact or any information (or omission of information) that would reasonably be likely to cause an untrue or misleading implication or inference concerning a material fact. Advisers Act rules applicable to the Firm require it to disclose material facts to Fund investors.

[4]	Multiple natural persons representing a single entity or account are treated as one person. Conversely, bulk emails or algorithm-based messages, and customized templates, are not one-on-one communications.

[5]	Based on the relevant facts and circumstances, advertisements may include communications adopted by the Firm or third-party communications that the Firm authorized or was involved in the communication’s preparation. Please see Third-Party Content section for further details.

[6]	Advertisements include all communications including hypothetical performance, even if only sent to one person, unless such information is provided to a prospective or current private Fund investor or in response to an unsolicited request for such information. Please see Section A.7(e) for more details on restrictions applicable when sharing hypothetical information.

A.        General Principles.

Advertising must present advisory services offered in a fair and balanced manner and disclose all material facts concerning the information conveyed that is necessary to avoid misleading implications. Likewise, advertisements must not contain information that would likely cause an untrue or misleading implication or inference to be drawn concerning a material fact. Advertising must be truthful and accurate, and must not contain exaggerated or unwarranted claims, suggest that profits are guaranteed or otherwise claim potential benefits or profits in connection with the Firm’s advisory services without disclosing the potential for loss or material limitations associated with the potential benefits.

Disclosures concerning the material risks associated with the advertised benefits of the Firm’s advisory services are an important aspect of a fair and balanced presentation and must be included in the “four corners” of the advertisement; hyperlinked disclosure is permissible to disclose additional benefits and associated risks (in a fair and balanced manner) not explicitly identified in the advertisement. An advertisement’s overall context and the sophistication of its recipients are also important considerations when producing a fair and balanced presentation and providing appropriate disclosures.

The Firm’s policy further requires preserving contemporaneous records to substantiate all material statements of fact or material claims in advertisements. This includes, for example, the Firm’s calculations regarding performance, including forward-looking projections.

B.        Superlative Claims.

Superlative statements in marketing materials may be viewed as misleading. Examples of potentially misleading words and statements include “superior,” “top-notch,” “best” or “worst,” “most” or “least,” “highest” or “lowest,” “always” or “never,” and “certain to outperform.”

Additionally, marketing materials should generally avoid making unsupportable claims, such as that the Firm has a “highly rated” investment process or that its research is the “best in the industry.” Supportable claims and documented achievements may generally be included in marketing materials.

C.        Testimonials and Endorsements.

The Firm may include testimonials7 and endorsements8 in advertisements if (i) the advertisement includes appropriate disclosures regarding the person giving the testimonial or endorsement (the “promoter”); (ii) the Firm has entered into a written agreement with the promoter if the promoter is to be compensated by the Firm; and (iii) the Firm does not engage certain “bad actors” to act as promoters. Compensated testimonials or endorsements must be treated as advertisements, even if made only to one person. As a general matter, the CCO must review and approve any prospective Firm engagements with compensated promoters to have the opportunity to conduct appropriate due diligence and help ensure the Firm can comply with the above provisions. In the context of the Firm’s business, typically compensated promoters include third- party private Fund placement agents. However, depending on the facts and circumstances, other third parties not commonly seen as compensated promoters or solicitors (such as a service provider or a current private Fund investor who infrequently refers an investor to the Firm) may also be subject to this policy if the Firm intends to provide direct or indirect cash or non-cash compensation in connection with the promoter’s testimonial(s) and/or endorsement(s).9

Prospective Fund investors should be made aware of a person’s incentive to provide a testimonial or endorsement. Therefore, the Firm’s direct or indirect cash or non-cash compensation in exchange for a testimonial or endorsement is particularly relevant. Forms of direct or indirect compensation are broadly construed and include both common solicitor fee arrangements based on, for example, a percentage of assets under management or amounts invested by referred investors, but also non-traditional cash-based forms such as directed brokerage to compensate brokers for soliciting investors, or reduced fees or fee waivers given to investors for soliciting other investors. Non-cash compensation may also include gifts or other entertainment provided in connection with the testimonial or endorsement. To avoid doubt, regular salary or bonuses of Employees or other affiliates are not considered “compensation,” so long as specific compensation is not provided for the particular endorsement.

Notwithstanding the above, with the CCO’s pre-approval and subject to any applicable confidentiality arrangement, the Firm may distribute a partial list of institutional Investment Fund investors to inquiring prospective investors or in a fair and balanced manner.

In connection with obtaining or using any testimonial or endorsement in an advertisement, the Firm must clearly and prominently disclose (or reasonably believe that the promoter disclosed10):

[7]	Marketing Rule’s definition of “testimonial” includes any statement by a current private Investment Fund investor about their experience with the investment adviser or its Employees.

[8]	Marketing Rule’s definition of “endorsement” includes any statement by a person other than a current private Investment Fund investor that indicates approval, support or recommendation of the investment adviser or its Employees or describes that person’s experience with the investment adviser or its Employees.

[9]	Promoters who receive de minimis compensation ($1,000 or less, or the equivalent value in non-cash compensation, during the preceding 12 months) are not subject to the “written agreement” requirement, but such compensation would still need to be part of the required disclosures.

[10]	For example, if a blogger or social media influencer is endorsing and referring Fund investors to the Firm through his or her website or platform, the Firm may provide such blogger or influencer with the required disclosures and confirm that they are provided appropriately on his or her respective pages. The Firm may also consider choosing to include provisions in its written agreement with the promoter, requiring the promoter to provide the required disclosures to investors.

a.         Whether the testimonial was given by a current private Investment Fund investor, and the endorsement was given or by a person other than a current private Fund investor, as applicable;

b.         That cash or non-cash compensation was provided for the testimonial or endorsement, if applicable; and

c.         A brief statement of any material conflicts of interest on the part of the person giving the testimonial or endorsement resulting from the Firm’s relationship with such person, including a description and the material terms of any compensation arrangement provided or to be provided for the testimonial or endorsement.

The Firm must oversee promoters’ testimonials and endorsements to reach a reasonable basis that all testimonials or endorsements comply with this policy. In most cases, the Firm’s requirement for the CCO to pre -approve all advertisements, including those disseminated by third-party promoters, will serve as the Firm’s reasonable basis in this respect. However, when CCO pre-approval is not logistically possible, such as in certain unwritten testimonials or endorsements by placements agents, for example, the Firm must develop procedures tailored to the specific facts and circumstances to reach the requisite reasonable basis.

If the Firm wishes to provide any compensation over the de minimis threshold for a testimonial or endorsement, the Firm must enter into a written agreement with the person giving the testimonial or endorsement. The written agreement must describe the scope of the agreed-upon activities and the terms of the compensation for those activities.

The Firm is prohibited from compensating a person, directly or indirectly, for a testimonial or endorsement if the Firm knows, or reasonably should know, that the person giving the testimonial or endorsement is an ineligible person at the time the testimonial or endorsement is disseminated. An “ineligible person” is a person who is subject either to a disqualifying SEC action11 or to any disqualifying event12 in the past ten years, with limited exceptions. An ineligible person also includes other individuals with similar status or functions within the scope of association with an ineligible person.

D.        Third-Party Content.

The Firm must exercise caution when including third-party content in Firm advertising or involving itself in the preparation of third-party content, as both instances might result in the third-party content or communication being attributed to the Firm. Depending on the circumstances, third-party information or communications may be attributable to the Firm if (i) the Firm has explicitly or implicitly endorsed or approved the information after its publication (adoption); or (ii) the extent to which the Firm involved itself in the preparation of the information or third-party communication (entanglement). For example, if the Firm incorporates information it receives from a third party into its advertising, the Firm has adopted the third-party content, and the Firm could be liable for such third-party content under the marketing rule just as if the Firm had produced the content. In addition, the Firm may be viewed as having “entangled” itself in a third-party communication if the Firm involves itself in the third-party’s preparation of the information.

[11]	Any SEC opinion or order barring, suspending or prohibiting a person from acting in any capacity under the federal securities laws.

[12]	Refer to Rule 206(4)-1(e)(3) and (4) under the Advisers Act for the defined terms “disqualifying Commission action” and “disqualifying event.”

Considering the above, the CCO must be consulted prior to the Firm involving itself in the preparation of any third-party content or communications so that an assessment can be made as to whether the third-party content or communication must be treated as an advertisement of the Firm. Similarly, the CCO must be consulted before the Firm provides information to third parties that publish reports or maintain databases or otherwise make the Firm’s provided information available to its subscribers. Employees must notify the CCO if they become aware of inaccurate information published or distributed by a third party, and the CCO will work with the publisher to resolve the inaccuracy.

References to Specific Investment Advice

Investment adviser marketing material may not include a direct or indirect reference to any specific investment advice (regardless of whether the advice is still current or occurred in the past) unless presented in a fair and balanced manner that is not misleading. In order to be fair and balanced, an advertisement that references favorable or profitable past specific investment advice must include sufficient information and context to evaluate the merits of that prior advice. In addition, the nature and sophistication of the Firm’s intended audience should be considered when determining how to present information in a fair and balanced manner.

E.        Performance Advertising.

The SEC places particular emphasis on regulating the use of performance results in marketing. Presenting the performance of related portfolios (as defined herein), such as Fund I performance used to market Fund II, as well as “model,” “target/projected,” or other “hypothetical” performance, is even more closely scrutinized. Generally, the Firm’s performance marketing must, as applicable:

1.         Present prior performance net of all fees and expenses that an Fund investor has paid or would have paid in connection with the Firm’s advisory services to the relevant portfolio,13 including all advisory and performance fees (e.g., carried interest) and other expenses, although the Firm is permitted to present gross and net performance numbers with equal prominence and in a manner that facilitates comparison (for the avoidance of doubt, this net performance requirement applies at the Fund level, and not at the level of individual portfolio investments);

2.         Include disclosure to the effect that “Past performance is not a guarantee of future results” and appropriately disclose all material factors related to such performance, including the effect of material market or economic conditions on the results portrayed;

3.         Disclose the possibility of loss and the fact that individual results will vary from that shown;

4.         Disclose whether and to what extent the results portrayed include the recycling of capital; and

5.         Disclose any material conditions, objectives, or investment strategies used to obtain the performance advertised (e.g., the portfolio contains private company equity securities that are managed with a view towards long-term capital appreciation).

If the Firm intends to use performance data, the CCO should be consulted to ensure such performance complies with the SEC’s rules on presenting performance information. Records sufficient to support the performance data and all other material facts and claims quoted in the advertisement must be simultaneously provided to the CCO at the time of their approval and contemporaneously recorded by the Firm. The Firm must maintain books and records necessary to demonstrate the calculation of the performance of any or all. An adviser may satisfy this requirement by keeping (i) account statements for each of its Funds, assuming the account statements reflect all debits, credits and other transactions in each account for the period of the statement; and (ii) all worksheets necessary to demonstrate the calculation of the performance or rate of return.

[13]	For example, the Firm may exclude custodian fees paid to third -party custodians where the controls custodian selection, as those fees are not in connection with the Firm’s advisory services. However, to the extent an Fund investor pays the Firm for custodial services, or when custodial fees are included in a single fee to the Firm (e.g., wrap program), or when an investor reimburses the Firm for third-party custodian fees, such custodian fees should be included.

In any advertisement, the Firm is strictly prohibited from including any statement, express or implied, that the calculation or presentation of performance results in an advertisement was approved or reviewed by the SEC.

1.         Deduction of Model Fees

The Firm may calculate net performance using a model fee when doing so would result in performance figures that are no higher than if the actual fee had been deducted. Similarly, the Firm may calculate and present net performance using a model fee equal to the highest fee charged to the intended audience to whom the advertisement is disseminated. A model fee that is not available to the intended audience is prohibited. If the Firm intends to show performance for a strategy that has not yet been managed for any Fund investors, the Firm may apply a model fee equal to the highest fee charged to the relevant audience.

When presenting the performance of Funds whose actual fees were reduced, waived or otherwise lower than the fees that are being offered to the intended audience, the Firm must apply a model fee that reflects either the highest fee that was historically charged or the highest potential fee that it will charge the Fund investors receiving the advertisement.

2.         Related Performance

If the Firm desires to present related performance14 in an advertisement, it must include all related portfolios,15 with one exception: certain related portfolios may be excluded if the advertised performance results are not materially higher than if all related portfolios had been included, and if the exclusion does not alter the presentation of any applicable prescribed time period. The Firm is not prohibited from presenting the performance of a single representative account (e.g., a flagship Fund) or a subset of related portfolios alongside the required related performance, as long as the advertisement is otherwise compliant with the other applicable requirements described in this policy.

To avoid doubt, different fees and expenses alone do not allow the Firm to exclude a portfolio with a substantially similar investment policy, objective and strategy as those of the services offered in an advertisement. However, if the relevant financial markets or the investment advisory personnel who previously oversaw a portfolio changed over time such that the investment policies, objectives and strategies of the Firm’s earlier private Funds are no longer substantially similar to those of the Fund or strategy being advertised today, then the Firm does not have to include the earlier Funds in its related performance.

[14]	Marketing Rule defines “related performance” as the performance results of one or more related portfolios, either on a portfolio-by-portfolio basis, or as a composite aggregation of all portfolios falling within stated criteria.

[15]	Marketing Rule defines “related portfolio” as a portfolio with substantially similar investment policies, objectives and strategies as those of the services being offered in the advertisement.

3.         Extracted Performance

The Firm may present extracted performance16 in an advertisement if it includes, or offers to provide promptly, the performance results of the total portfolio from which the performance was extracted.

However, extracting performance from more than one portfolio is NOT extracted performance but rather hypothetical performance and subject to the additional requirements that apply to advertisements containing hypothetical performance, as further described below.

4.         Hypothetical Performance

Hypothetical performance is defined as performance results that were not actually achieved by any portfolio and explicitly include but is not limited to model performance,17 back tested performance18 and targeted or projected performance returns. Regardless as to whether the communication is deemed an advertisement,19 the CCO must be consulted whenever the Firm intends to send hypothetical performance externally to ensure all of the following conditions are met:

a.       The performance is relevant to the likely financial situation and investment objectives of the intended audience;

b.       The communication includes sufficient information regarding the criteria used and assumptions made when calculating the hypothetical performance (the “criteria and assumptions”); and

c.       The communication includes (or if the audience is a private Fund investor, offers to provide promptly) sufficient information so the intended audience can understand the risks and limitations of using hypothetical performance when making investment decisions (the “risk information”).

The Firm only shares hypothetical performance information in certain instances where it is unlikely to mislead a sophisticated audience of prospective institutional private Fund investors because this audience has the financial expertise to assess the hypothetical performance presentation. In the context of the Firm’s business, instances where the Firm may provide hypothetical performance in advertising include when the Firm illustrates the background and experience of the Firm’s investment personnel when showing the hypothetical performance of a model portfolio of investments comprised of previous investments at prior firms and shows back tested performance to help investors understand how an investment strategy may have performed in the past. Based on routine requests in the Firm’s experience, the Firm believes that the hypothetical performance types mentioned above are relevant to investors who meet the qualified purchaser or qualified client sophistication standards. Therefore, the Firm must have a reasonable belief that the intended audience of hypothetical performance meets these standards before sharing any unsolicited hypothetical performance.

[16]	Marketing Rule defines “extracted performance” as the performance results of a subset of investments extracted from a portfolio.

[17]	Under the Marketing Rule, “model performance” includes model portfolios managed alongside actual Client portfolios, computer-generated models and any other models created but not used for actual clients.

[18]	“Back tested performance” includes presentations of performance that is back tested by the application of a strategy to data from prior time periods when the strategy was not actually used during those time periods.

[19]	Hypothetical performance provided in response to unsolicited requests; provided to a private Fund investor in a one-on-one communication; or which occur extemporaneously, live and orally are technically excluded from the scope of the Marketing Rule and therefore these conditions. However, absent specific authorization from the CCO, the Firm requires these conditions to be met any time the Firm sends hypothetical performance externally.

The mandatory criteria and assumptions must include a general description of the methodology used to calculate and generate the hypothetical performance and any assumptions on which the hypothetical performance rests, such as assumptions that future events will occur and the Firm’s view of the likelihood of a given event occurring.

The mandatory risk information must be tailored to the intended audience and enable the audience to understand how much value to attribute to the hypothetical performance. To that end, the Firm must generally include risk information applicable to both hypothetical performance and the specific hypothetical performance presented. In addition, risk information should also include any known reasons why the hypothetical performance might differ from the actual performance of a portfolio (e.g., if the hypothetical performance does not reflect cash flows into or out of the portfolio or transaction fees).

To avoid doubt, while the presentation of hypothetical performance in advertising is subject to all other requirements described in this policy, hypothetical performance is not subject to the prescribed time period requirement and the requirements related to the presentation of related performance and extracted performance.

F.         Use of Solicitors and Marketers.

The Firm will not provide of agree to provide, directly or indirectly, payment to any third party to solicit advisory business from a government entity on its behalf unless such third party is a “regulated person” within the meaning of Rule 206(4)-5(f)(9) under the Advisers Act.

Before Legalist enters into any arrangement where it will pay a cash fee, directly or indirectly, to a solicitor or marketing agent for referring new clients to the Firm, the CCO must review the arrangement and ensure that it complies with applicable rules. While solicitation arrangements solely for investments in a private pooled vehicle generally are not required to comply with Rule 206(4)-3, such arrangements are required to comply with the Anti-Fraud provision of Section 206. Accordingly, material facts relating to conflicts of interest must be disclosed to prospective investors.

All solicitation and marketing arrangements with third parties must be in writing and disclosed to clients in Form ADV or otherwise.

Reviews Procedures and Recordkeeping

As noted previously, the CCO must and is responsible for reviewing and approving all advertisements for compliance with the above standards and the Firm will maintain such approvals as well as the intended audiences of materials. The Firm must record a copy of all advertisements distributed externally for the required lengths of time as further described herein regarding the Firm’s document-retention policies.

PART X.

OTHER COMPLIANCE MATTERS

A.        Manipulative Practices.

Section 9(a)(2) of the Exchange Act makes it unlawful for any person, acting alone or with others, to effect a series of transactions in any security registered on a national securities exchange creating actual or apparent active trading in such security or raising or depressing the price of the security, with the intent to manipulate and for the purpose of inducing the purchase or sale of such security by others. Rule 10b-5 under the Exchange Act has been interpreted to proscribe the same type of trading practices in OTC securities.

The purpose of section 9(a) is not to prohibit market transactions that may raise or lower the price of securities, but to keep an open and free market where the natural forces of supply and demand determine a security’s price. Therefore, price changes resulting from supply and demand fluctuations are not prohibited and purchases or sales may cause security prices to rise or fall without violating the securities laws. Section 9(a)(2) prohibits a series of trades or apparent trades that has no intrinsic investment purpose but is done with the fraudulent intent and purpose of inducing others to trade the security.

In addition, the anti-fraud provisions of the federal securities laws have been interpreted to prohibit intentionally creating, passing or using false rumors. To that end, Employees are prohibited from circulating any rumor of a sensational character that might reasonably be expected to affect market conditions of any security. Employees should take great care in publicly discussing any security, including on conference calls, internet chat rooms or other media.

B.        Revision of Offering Circular.

Revisions to an Investment Fund’s Offering Circular or Private Offering Memorandum are made (1) as necessary to disclose material changes to the Investment Fund’s organization, management, operation, performance, financial condition or investment strategy, and (2) as otherwise required by law. The CCO oversees all such revisions, with the assistance of the Firm’s legal counsel.

C.        Exemption from Federal Securities Registration.

1.         General. The Investment Funds offer and sell limited partner interests and shares, respectively (collectively herein called “Interests”), in the U.S. In doing so, the Investment Funds rely on the so-called “private offering” exemption from the registration requirements of the federal securities laws. This exemption is described in part in Securities Act section 4(2) and in Rule 506 of Regulation D under the Securities Act. Securities Act section 4(2) provides that the registration provisions of Securities Act section 5 do not apply to transactions by an issuer, such as an Investment Fund, not involving any public offering. To clarify when a transaction does not involve a public offering, the SEC adopted Regulation D. Rule 506 of Regulation D allows an issuer, such as an Investment Fund, to offer and sell Interests to an unlimited number of “accredited investors.” The various categories of accredited investors are described in the Offering Questionnaires used by the Investment Funds, under the heading “Accredited Investor.” Because Regulation D imposes additional restrictions on sales to persons that are not accredited investors, Interests may not be sold to non-accredited investors without the approval of the CCO.

The representations in the Investment Funds’ Subscription Agreements and the information requested in the Investment Funds’ Offering Questionnaires are designed to provide documentary evidence of the qualifications of offerees who invest in the Investment Funds for purposes of compliance with section 4(2), Regulation D and Rule 205-3 under the Advisers Act (which is discussed in Part IX.F below). When subscribers to the Investment Funds return these documents, the CCO or the Investment Fund’s administrator examines them carefully to ascertain that each subscriber meets all of the net worth and sophistication requirements of section 4(2) and Regulation D and the net worth or minimum investment requirements of Rule 205-3. The Firm generally will not accept the subscription of any subscriber who does not meet all of these requirements.

2.         Bad Actor Rule. The following guidelines must be followed when making any offering relying on Rule 506 under Regulation D.

a.         The Firm will exercise reasonable care, as described in Part IX.D.2.b below, in determining whether any “Covered Person” identified in Rule 506(d) of Regulation D (the “Bad Actor Rule”) has experienced a “Disqualifying Event” described in the Bad Actor Rule. Covered Person includes, but is not limited to, the following: (i) all directors, general partners, managing members, executive officers and other officers who participate in the applicable offering; (ii) each finder and solicitor, whether paid directly or indirectly, and its general partners, directors, managing members, executive officers and other officers who participate in the applicable offering; (iii) each affiliated issuer of the Investment Fund; (iv) each of the Firm’s general partners, managing members, executive officers and other officers who participate in the applicable offering; and (v) any beneficial owner of twenty percent or more of the voting securities of the applicable Investment Fund (typically non-U.S. Investment Fund shares are considered voting securities, while U.S. Investment Fund interests are not considered voting securities).

b.         In exercising reasonable care, the Firm may, as it deems appropriate and reasonable, take one or more of the following actions: (i) engage in factual inquiries to determine whether a Covered Person has experienced a Disqualifying Event, including, as appropriate, reviewing public records or providing questionnaires or certificates to Covered Persons; (ii) include in any applicable contracts, agreements or other understandings with Covered Persons, representations and warranties from Covered Persons concerning Disqualifying Events, and (iii) engage in such other inquiries as the Firm deems are appropriate or reasonable with respect to the particular Covered Persons. The Firm will periodically update its factual inquiries with respect to each Covered Person, including, as the Firm deems appropriate, by using contractual bring-down representations, new questionnaires or negative consent letters. Each Covered Person who is an Employee of the Firm will be required to continue to submit the Employee Questionnaire, which includes questions concerning each Disqualifying Event, in accordance with the timing set forth in this Statement.

c.         The Firm will not make any offering relying on an exemption under Rule 506 of Regulation D if a Covered Person with respect to such offering has experienced a Disqualifying Event after September 23, 2013. The Firm will disclose to potential investors before such investors make any investment in an Investment Fund any Disqualifying Events experienced by a Covered Person before September 23, 2013.

3.         No General Solicitation. Unless and until the Firm chooses to comply with Rule 506(c) under Regulation D, no form of general solicitation or advertising may be used in offering or selling Interests. This prohibition precludes any mass mailing, any advertisement, article or notice published in any magazine, newspaper or newsletter, and any seminar or meeting where the attendees have been invited by any mass mailing, general solicitation or advertising. No Employee should mention or refer to any Investment Fund in any public medium, including any newspaper, on radio or television, on any website, social media or otherwise.

Only authorized personnel of the Firm may offer Interests to potential Investors or send Offering Circulars for Investment Funds to potential Investors. Offers may be made only to persons with whom the Firm or an Employee has a prior relationship or to whom the Firm has received a private introduction.

4.         Guidelines for Offering Interests. The following guidelines must be followed when making an offer of Interests in an Investment Fund:

a.         The Firm may only offer to sell such Interests by delivering a copy of the Investment Fund’s Offering Circular to prospective Investors. The Firm should write on the cover page of the Offering Circular the number of each Offering Circular and the name of the prospective Investor to whom such Offering Circular is being delivered. The Firm should record this information in a log the Firm maintains for this purpose.

b.         Before the Firm mentions or sends any material related to the Investment Fund, including the Offering Circular, to any potential Investor, the Firm must reasonably believe that the Investment Fund would be a suitable investment for the potential Investor and the Firm must comply with the state securities laws where the potential Investor resides. Only after the Firm reasonably believes that the investment is suitable and the potential Investor or his or her personal representative is sophisticated in financial and business matters may the Firm make such an offer and provide the Offering Circular. The Firm must maintain written records of all information obtained regarding the suitability of each prospective offeree.

c.         The Firm keeps the records described in Part VIII.D.1 with respect to offers of Interests.

5.         Hedge Fund Websites and Other Databases. A number of commercial websites and other databases seek information regarding private investment funds for distribution through a website, newsletter or other database. Submitting information regarding an Investment Fund to such persons raises a number of issues regarding the prohibition on general solicitation discussed above and the exclusion from mutual fund registration described in Part IX.J. Therefore, no Employee should give any information to any such website operator or database provider without the CCO’s prior approval. The CCO reviews the Firm’s agreement with the website operator or database provider to determine if it sufficiently requires the website operator or database provider to comply with procedures that reduce such risks.

D.        State Securities Laws Applicable to the Offerings (“Blue Sky Laws”).

The offer and sale of Interests in the U.S. also must comply with the securities laws of each state where an Investor or offeree resides or is domiciled. Such laws typically require filings to be made to rely on the “private offering” exemptions. Some state laws (such as New York law) require that filings be made or other actions be taken before offers may be made.

The CCO should be advised as soon as possible of the state of residence or domicile of each prospective offeree, the amount that such offeree may invest, whether such offeree is an individual, corporation, trust, limited liability company or partnership, the nature of the prospective offeree’s business and the accreditation status of the offeree. The CCO may contact the Firm’s counsel to review applicable state laws and provide advice concerning the requirements for compliance.

E.         ERISA, IRA and Other Retirement Plan Considerations.

ERISA and the Code include a variety of restrictions that may apply if the Firm manages Retirement Plan assets in separate accounts or Investment Funds.

These restrictions require the Firm to: (1) avoid “prohibited transactions,” (see Part IX.G.1 below); and (2) comply with additional requirements under ERISA with respect to ERISA Plan Client Accounts, such as ERISA Plan separate accounts and “plan assets” Investment Funds, but not with respect to IRAs or owner-only plans (see Part IX.G.2-3 below).

While public-sector plans are not subject to either ERISA or prohibited transaction provisions of the Code, public-sector plans’ own jurisdictions sometimes impose fiduciary obligations and prohibitions that should be reviewed by the CCO before the public-sector plan invests with the Firm.

1.         Prohibited Transactions.

a.         General Rule. “Prohibited transactions” are certain types of transactions with a Retirement Plan that are prohibited by law and may trigger a penalty tax. The Firm must avoid prohibited transactions involving Retirement Plan separate accounts or Retirement Plan Investors in plan asset funds, which are described in Part IX.G.2 below.

The following is a list of some prohibited transactions under ERISA. In addition to being prohibited by ERISA, these transactions can result in the imposition of excise taxes under Section 4975 of the Code, which generally subjects “owner-only” plans and IRAs to the same prohibited transaction restrictions as an ERISA Plan. Under ERISA, prohibited transactions include specific types of transactions between an ERISA Plan and plan fiduciaries or other parties that have certain relationships with the ERISA Plan, such as the employer or union that sponsors the ERISA Plan, the ERISA Plan’s trustees, and certain service providers to the ERISA Plan (such as broker-dealers, lawyers, administrators and custodians). Examples of prohibited transactions include the Firm

●	acting as a principal in an ERISA Plan Client Account client trade;

●	selling any property to or buying property from an ERISA Plan Client Account;

●	being indemnified with ERISA Plan assets (with limited exceptions);

●	allowing cross-trades between an ERISA Plan Client Account and another Client Account;

●	accepting solicitation fees for referring an ERISA Plan to a third party; or

●	lending money to or borrowing money from an ERISA Plan Client Account.

Employees should consult the CCO if they are unsure whether any proposed conduct may be a prohibited transaction.

The Firm should not enter into an investment management agreement with a Retirement Plan that includes a performance-based fee unless approved by the CCO, after consultation with outside legal counsel, if necessary. The DOL has issued limited guidance that may avoid a prohibited transaction and allow the Firm to receive performance-based compensation from Retirement Plans with separate accounts or Retirement Plans that are Investors in plan asset funds (described in Part IX.G.2), if certain conditions are met. The Retirement Plan should be sufficiently sophisticated (typically as demonstrated by asset size), the compensation structure must be formulaic, the compensation must be based on unrealized as well as realized gains, the Firm may not determine the value of non-publicly traded assets for purposes of the fee calculation and the Firm must comply with its fiduciary duties to the Retirement Plan.

b.         Exemptions from the General Rule. ERISA, the Code and DOL rules provide a number of exemptions to prohibited transactions. Some exemptions are general and apply to the Firm’s entire relationship with a Retirement Plan (such as the so- called “QPAM” exemption), while others are transaction specific. One common general exemption is the “qualified plan asset manager” or (“QPAM”) exemption, which allows for transactions between an ERISA Plan and some prohibited parties, if the transactions are negotiated by an SEC-registered adviser that meets specified equity and assets-under-management thresholds and other conditions. Employees must consult with the CCO if they are in any doubt as to whether an exemption applies.

2.         Determining if a Fund is a Plan Assets Fund. If “benefit plan investors,” (defined below) in the aggregate, own at least 25% of the value of any class of equity interests in an Investment Fund (excluding interests held by the Firm or its affiliates, other than through their employee benefit plan or IRAs), the Investment Fund is a “plan assets” fund, and its underlying assets are treated as plan assets unless an exception applies. Plan asset funds are subject to requirements under ERISA and Code Section 4975 that are in addition to the prohibited transaction rules. Unless, the CCO decides otherwise, subscriptions from any “benefit plan investor” should not be accepted if doing so would cause an Investment Fund to reach or exceed the 25% threshold.

A “benefit plan investor” includes any Retirement Plan and any entity (such as a fund-of-funds but subject to the limits set forth below) that itself is not a Retirement Plan Investor but that holds plan assets because benefit plan investors own 25% or more of any class of such entity’s equity interests.

Each Investment Fund’s Offering Questionnaire contains questions that are designed to elicit the information necessary to determine if an Investor would be considered a benefit plan investor. The determination of whether the 25% threshold is met for an Investment Fund must be made each time there is an acquisition or redemption of any equity interest in the Investment Fund. The CCO or Fund administrator is responsible for monitoring the applicable percentages.

3.         “Plan Fiduciary” Obligations. When a ERISA Plan Client Account, such as a ERISA Plan separate account or an Investment Fund, is a plan assets fund as described in Part IX.G.2, the Firm is a “plan fiduciary” under ERISA and must meet certain specific requirements under ERISA and DOL rules and interpretations, including those specified below in Part IX.G.3(a)-(e).

If the Firm is a plan fiduciary to an ERISA Plan Client Account, the Firm must:

●	Manage the ERISA Plan Client Account solely in the interests of plan participants and beneficiaries and for the exclusive purpose of providing benefits to them and defraying reasonable expenses of administering the ERISA Plan Client Account;

●	Act with the “care, skill, prudence, and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims;”

●	Diversify the ERISA Plan Client Account’s investments so as to minimize the risk of large losses, unless under the circumstances it is clearly not prudent to do so;

●	Maintain the indicia of ownership of the ERISA Plan Client Account’s assets within the jurisdiction of the U.S. federal district courts, unless an exception applies; and

●	Comply with the documents and instruments governing the applicable ERISA Plan(s) to the extent they are consistent with ERISA.

a.         Plan Fiduciary Compliance with Separate Account Written Investment Policies and Guidelines. For ERISA Plan separate account clients, if an “authorized fiduciary” to an ERISA Plan (generally the person that retains the Firm) has provided written investment guidelines or policies for the ERISA Plan, the Firm, as a plan fiduciary to the ERISA Plan Client Account, must follow those guidelines or policies, unless, in the case of a particular transaction, the guidelines or policies mandate an investment decision that would be imprudent or otherwise inconsistent with ERISA. In following these guidelines or policies, the Firm must ensure that any investment manager it recommends to the ERISA Plan, which the client selects, is in the position to act as a fiduciary to the ERISA Plan and follow such guidelines or policies.

In addition, care must be taken to determine what percentage of the ERISA Plan’s assets the Firm is to manage in an ERISA Plan Client Account and, if the Firm is to manage only a part of the ERISA Plan’s assets, the diversification standards that the Firm must follow. The Firm’s investment management agreement with the ERISA Plan and the written investment guidelines that a “named fiduciary” to the ERISA Plan provides to the Firm should clearly describe these standards. The Firm should consult with outside counsel regarding any specific issues.

b.         Fidelity Bonds. To manage an ERISA Plan Client Account, the Firm must maintain a fidelity bond, unless, for ERISA Plan separate account clients, the investment management agreement provides that the Firm will be covered under the ERISA Plan’s own bond. A copy of the rider evidencing coverage of the Firm should be obtained and kept in the client’s file. The CCO should be consulted as to the minimum amounts of bonding coverage required for each ERISA Plan Client Account.

c.         Proxy Voting. If the Firm has discretionary authority to manage an ERISA Plan Client Account, the Firm must vote proxies for the ERISA Plan Client Account, except when the named fiduciary has reserved to itself or to another named fiduciary (as authorized by the ERISA Plan document) the right to direct an ERISA Plan trustee regarding the voting of proxies. A violation of ERISA will occur if the Firm is explicitly or implicitly assigned the authority to vote proxies of stock owned by the ERISA Plan and any person other than the Firm makes the decision how to vote the proxies.

If the Firm has the authority to vote proxies, then it has an obligation under ERISA to vote proxies on the issues that may affect the value of the ERISA Plan Client Account’s investment.

However, for an ERISA Plan’s separate account, if the Firm has agreed in the ERISA Plan’s investment management agreement to comply with the terms of the ERISA Plan’s statement of investment policy, the Firm must vote proxies in accordance with that statement, unless doing so would cause the investment manager to violate one of its duties under ERISA.

d.         ERISA Plan Documents. Before entering into an investment management agreement with an ERISA Plan or allowing an ERISA Plan to invest in a plan assets fund, the Employee responsible for the account should consult with the CCO and determine whether to obtain and review with the CCO copies of the documents establishing and governing the ERISA Plan and confirm that: (a) the person executing the investment management agreement with the Firm on behalf of the ERISA Plan has the authority to retain an outside investment manager; (b) the assignment of proxy voting responsibilities is consistent with the arrangements spelled out in the investment management agreement; (c) the Firm has properly authorized and current copies of any investment policies, guidelines or restrictions that must be followed in managing the ERISA Plan’s Client Account as well as copies of any proxy voting policies for the ERISA Plan; and (d) the ERISA Plan is permitted to add the Firm as a named insured to the ERISA Plan’s own fidelity bond.

e.         Disclosure and Reporting. Prior to any engagement by an ERISA Plan Client Account, the Firm generally must provide the plan fiduciary who is hiring the Firm with certain disclosures required by the DOL regulations. Required disclosures include a description of the services to be provided by the Firm; a statement that the Firm or an affiliate will provide or reasonably expects to provide services to that ERISA Plan as an ERISA fiduciary; if applicable, a statement that the Firm or an affiliate will provide or reasonably expects to provide services directly to the ERISA Plan as an investment adviser registered under the Advisers Act or state law; and a description of all direct and indirect compensation the Firm will receive relative to the provided services. There is no required format for the disclosures. Any change to information previously furnished must be disclosed as soon as practicable, but not later than 60 days after the Firm knows of the change.

An ERISA Plan generally must report in its annual filing with the DOL all “direct and indirect” compensation, including non-cash consideration, that a service provider is paid by the ERISA Plan Client Account or from certain third parties. Special rules permit some disclosures to be made on a limited basis. All compensation received for servicing an ERISA Plan Client Account, including indirect compensation such as “soft dollars,” should be tracked, and may need to be reported to the ERISA Plan to enable it to comply with its reporting requirements.

F.         Federal Commodities Law Considerations.

The Firm does not give advice or recommendations about or trade in any commodity interests or futures (including any (a) registered investment companies (i.e., mutual funds) that are themselves commodity pools (that is, mutual funds not relying on Commodity Exchange Act Rule 4.5) or (b) any swaps that are regulated as such); therefore, it is not required to register as a commodity trading adviser or commodity pool operator or to seek an exemption from such registration.

G.         Investment Company Act.

1.         Fund Exclusions from ICA. Investment companies are required to register with the SEC under the ICA. The Investment Funds, however, are excluded from the definition of an investment company under the ICA. therefore, they are not required to so register. The Investment Funds rely on ICA section 3(c)(1) for an exclusion from the definition of an investment company because they have no more than 100 beneficial owners of their securities and are not making or proposing to make a public offering of their securities. The method of counting beneficial owners is technical and the CCO monitors the calculation.

2.         Rule 3a-4 – Individual Advice to Each Client Account. The Firm complies with Rule 3a-4 promulgated under the ICA to ensure that the Firm’s management of multiple Client Accounts is not deemed by the SEC to result in the management of an “inadvertent investment company.” To satisfy the requirements of Rule 3a-4, the Firm takes the following actions:

a.         Each Client Account is managed on the basis of the client’s financial situation and investment objectives and in accordance with any restrictions imposed by the client on the management of the Client Account. Information about these issues is obtained by the Firm in each client’s Client Questionnaire.

b.         At least annually, the Firm (or another person designated by the Firm, such as a wrap fee sponsor) contacts each client (either at an in-person meeting or in a live telephone call) to ask about any changes in the client’s financial situation or investment objectives and whether the client desires to impose any restrictions on the management of the Client Account or reasonably modify any existing restrictions. Documentation of each annual meeting, which must be held in person or telephonically, is recorded in writing.

c.         If the CCO deems necessary or appropriate, depending on the types of Client Accounts the Firm has at a given time, each Client Account’s quarterly statement states the following or something substantially similar: “If there have been any changes to your financial situation or investment objectives, or if you wish to impose any new (or modify any existing) restrictions on the management of your account, please contact us.”

d.         The Employees responsible for managing each Client Account are knowledgeable about the Client Account and reasonably available to each client for consultation.

e.         At least quarterly, each client receives directly from the Client Account custodian a statement listing all transactions made in the Client Account, all contributions and withdrawals, all fees and expenses charged to the Client Account and the value of the Client Account at the beginning and the end of the period.

f.         Each Client Account is retained by a custodial broker in a manner that provides the client the right to: (i) withdraw securities or cash; (ii) vote securities or delegate the authority to vote securities to another person (including the Firm); (iii) be provided timely written confirmation of each securities transaction and all other documents required by law to be provided to securities holders; and (iv) proceed directly as a security holder against the issuer of any security in a Client Account and not be obligated to join with any other Client Account as a condition precedent to initiating such proceeding.

3.         Mutual Fund Investors. In addition, if an investment company registered under the ICA acquires or holds five percent or more of the outstanding Interests of an Investment Fund, the Investment Fund may be deemed to be a “portfolio affiliate” of that investment company. Therefore, no mutual fund may purchase Interests without the approval of the CCO.

4.         Limitation on Fund Investments in Mutual Funds. Generally, no Investment Fund may purchase more than 3% of any registered investment company (including any ETF), although there may be exceptions for the purchase of registered money market funds.

H.        Tax Considerations for Foreign Limited Partners of U.S.-Based Investment Funds.

Investors who are neither citizens nor residents of the U.S. and non-U.S. entities that do not file U.S. tax returns (“Foreign Investors”) may suffer adverse tax consequences by investing in an Investment Fund. An Investment Fund is required to obtain an applicable Form W-8 with respect to any Foreign Investor. The Investment Fund may be required to withhold taxes each year on the Foreign Investor’s allocable share of certain types of the Investment Fund’s U.S. source income, depending on whether the Foreign Investor can claim the benefit of any treaty. Alternatively, if the Foreign Investor does not provide the required tax information and demonstrate compliance with the Foreign Account Tax Compliance Act, the Investment Fund may be required to withhold on the gross proceeds payable to the Investor. Any prospective Foreign Investor is advised in the Investment Fund’s Offering Circular to consult its own tax advisers before investing in the Investment Fund, and the CCO will consult with the Firm’s accountants before admitting any Foreign Investor.

I.	Reporting Requirements for Large Holdings.

1.         Schedules 13D and 13G.

If the Firm acquires Beneficial Ownership of more than 5% of any class of equity securities registered under the Exchange Act, Exchange Act section 13(d) requires the Firm to file Schedule 13D or 13G with the SEC. The Firm typically has discretionary authority to purchase, sell and vote the securities held by its clients; therefore, the Firm and its control persons have Beneficial Ownership of the securities held by those clients.

Schedule 13D must be filed within 10 days after the date when Beneficial Ownership exceeds 5%, and must be amended promptly if the information changes materially.

The Firm may file a Schedule 13G instead of a Schedule 13D if the Firm is (a) a “passive holder” (that is, it acquired the securities in the ordinary course of business and without the purpose or effect of changing or influencing the control of the issuer) and (b) registered as an investment adviser with the SEC or a state. The Firm generally is not required to file its initial Schedule 13G until 45 days after the end of the year in which it becomes subject to the filing requirements, unless the Firm’s Beneficial Ownership exceeds 10% on the last day of any month before the end of that year, in which case the Firm must file its initial Schedule 13G within 10 days after the end of that month.

Because the Firm invests primarily in Litigation Interests, DIP Claims, and Government Receivable Loans, it does not expect to have Schedule D or Schedule G filing obligations. The CCO will consult with outside counsel if it appears that any such filings may be required.

2.         Schedule 13F.

If the Firm, on the last trading day of any month of a calendar year, exercises investment discretion over $100,000,000 or more invested in equity securities traded on stock exchanges and Nasdaq Stock Market, the Firm must report to the SEC on Form 13F its holdings as of December 31 of that year.

Because the Firm invests primarily in Litigation Interests, DIP Claims, and Government Receivable Loans, it does not expect to have Schedule 13F filing obligations. The CCO will consult with outside counsel if it appears that any such filing may be required.

3.         Form 13H.

The Firm must file a Form 13H within 10 days of engaging in transactions in NMS securities that are equal to or greater than (a) 2,000,000 shares or $20,000,000 during any day, or (b) 20,000,000 shares or $200,000,000 during any calendar month, for discretionary Client Accounts. All transactions in NMS securities are counted, except for exercises or assignments of option contracts and exceptions enumerated in SEC Rule 13h-1 (generally relating to transactions that are not typical market trades). An “NMS security” is any security for which transaction reports are collected, processed and made available pursuant to an effective transaction reporting plan, or an effective national market system plan for reporting transactions in listed options. Thus, “NMS security” includes any security or option listed on a U.S. securities or option exchange. Rule 13h-1 applies to trading of NMS securities through any facility, including an exchange or over-the-counter market.

Because the Firm invests primarily in Litigation Interests, DIP Claims, and Government Receivable Loans, it does not expect to have Form 13H filing obligations. The CCO will consult with outside counsel if it appears that any such filings may be required.

4.         Form PF.

The Firm must file a Form PF electronically via the IARD system if it has at least $150,000,000 of regulatory assets under management (“AUM”) attributable to “private funds” and is registered (or required to be registered) either with the SEC as an investment adviser or with the CFTC as a commodity pool operator or commodity trading adviser. A “private fund” is a fund that would be an investment company under the ICA, but for the exemptions under ICA sections 3(c)(1) or 3(c)(7).

To determine the minimum reporting threshold, the Firm must aggregate the net asset value of (a) parallel funds it advises, (b) parallel managed accounts it advises, excluding accounts that individually or in the aggregate exceed the size of its private funds, (c) parallel funds and managed accounts managed by the adviser’s related persons, and (d) private funds that are part of the same master-feeder structure (without double counting).

The timing requirements for filing and the information required on Form PF depend on the Firm’s classification. If the Firm has at least $1,500,000,000 in regulatory AUM attributable to hedge funds as of the last day of any month in the fiscal quarter preceding its most recently completed fiscal quarter (excluding any regulatory AUM that is “separately operated”), it is treated as a “Large Hedge Fund Adviser” and has more frequent and more detailed filing obligations. If the Firm is required to file a Form PF, the filing deadlines are as follows (the chart below assumes that the Firm has a December 31 fiscal year end):

General Requirement	Initial: By April 30, following the year in which the filing requirement was triggered.
Update: Within 120 days after each subsequent year end.
Large Hedge Fund Advisers with $1,500,000,000 of regulatory AUM	Initial: Within 60 days after the calendar quarter following the calendar quarter in which the filing requirement was triggered.
Update: Within 60 days after each subsequent calendar quarter.

5.         Form ADV

The Firm is required to file Form ADV and amend it annually within 90 days of the Firm’s fiscal year-end (or more frequently to reflect material changes to the Firm). The CCO will be responsible for ensuring that (i) the Form ADV (Parts 1, 2A and 2B) remains accurate and complete; (ii) all required amendments are filed, or completed, on a timely basis; (iii) the Firm pays the annual filing fees; and (iv) previously filed versions of the Form ADV (Parts 1, 2A and 2B) and all amendments are retained.

When compiling the information disclosed on the Form ADV, the CCO will rely on certain Employees to review the information disclosed in the filing to ensure accuracy in disclosures relating to the Firm’s investment process, strategy, financial condition and biographical data of personnel.

6.         Form SLT.

The U.S. Department of the Treasury’s Form SLT (Aggregate Holdings of Long-Term Securities by U.S. and Foreign Residents), is designed to gather monthly information about holdings of certain securities (“Reportable Securities”). The Firm should discuss Form SLT filing requirements with its accountants if (a) the Firm is the investment adviser to a non-U.S. Investment Fund or (b) a U.S.-based Investment Fund holds securities that are issued by non-U.S. issuers and are not held by a U.S. custodian (for example, an Investment Fund holds an investment in a Brazilian security that is not held by a U.S. custodian). If the Firm has less than $1 billion in assets under management it generally will not be required to file Form SLT.

Because the Firm invests primarily in Litigation Interests, DIP Claims, and Government Receivable Loans, it does not expect to have Form SLT filing obligations. The CCO will consult with outside counsel if it appears that any such filing may be required.

7.         Forms 3, 4 and 5.

Exchange Act section 16 requires any Insider of an issuer to report that person’s Beneficial Ownership of and transactions in securities of that issuer. The Firm or a client must file an initial ownership report on Form 3 with the SEC within 10 days after becoming an Insider, and, must file a Form 4 when the Insider’s pecuniary interest in the securities changes, before the end of the second business day following the day on which the transaction is executed. The definition of a person’s “pecuniary interest” is highly technical.

An Insider must file an annual report on Form 5 within 45 days after the end of the issuer’s fiscal year, to report (a) previously unreported transactions for the fiscal year that were required to have been reported but were not, (b) transactions exempt from short-swing profit recapture under Exchange Act section 16(b) (other than, among other things, exempt exercises and conversions of derivative securities) and not reported voluntarily on Form 4, and (c) any small acquisitions or series of acquisitions in a six-month period during the issuer’s fiscal year that in the aggregate do not exceed $10,000 market value. An Insider is not required to file a report on Form 5 if it has no transactions reportable on Form 5 for that fiscal year.

Because the Firm invests primarily in Litigation Interests, DIP Claims, and Government Receivable Loans, it does not expect to have section 16 filing obligations. The CCO will consult with outside counsel if it appears that any such filing may be required.

8.         Limitation of Fund Investments in Mutual Funds. See Part IX.I.4.

J.	Exchange Act Section 16(b) Short-Swing Profit Rule.

Exchange Act section 16(b) subjects Insiders to liability for “short-swing” profits, defined as profits or avoid losses from the Insider’s purchases and sales or sales and purchases of securities of the issuer within any six-month period. An Insider is subject to the short-swing profit recapture rule to the extent of the Insider’s pecuniary interest in the securities. The transaction that results in a person becoming an Insider is not subject to the short-swing profit recapture rules, unless that person is already otherwise subject to Exchange Act section 16 with respect to the same issuer (such as an officer or director of the issuer). Complex and technical issues are involved in determining an Insider’s “pecuniary interest”, computing profits received or losses avoided, matching purchases and sales of securities within a six-month period, determining what types of transactions constitute purchases and sales, and determining which transactions are exempt from Exchange Act sections 16(a) and 16(b).

Because the Firm invests primarily in Litigation Interests, DIP Claims, and Government Receivable Loans, it does not expect to be subject to the short-swing rules. The CCO will consult with outside counsel if it appears that such rules may be applicable.

K.         State Investment Adviser and Investment Adviser Representative Registration and Filing Requirements.

The Firm is not required to register as an investment adviser with any state so long as it remains registered as an investment adviser with the SEC. The Firm may be required, however, to make a notice filing and may be required to register its investment adviser representatives (“IARs”) in any state in which the Firm has a client or has a place of business. Each state’s rules and regulations vary regarding these filing and registration requirements. Currently, the Firm does not register its IARs in any state.

EXHIBIT A

CERTIFICATE OF RECEIPT

CODE OF ETHICS

I hereby certify that I have received and read the Code of Ethics of Legalist, Inc., as set forth in Sections I-IV of its Statement of Policies and Procedures and Code of Ethics. I have had the opportunity to ask any questions I may have had concerning the meaning or interpretation thereof, understand that such Code of Ethics is applicable to me, and agree to comply in all respects therewith.

Signed:

Print Name:

Date:

EXHIBIT B

LEGALIST, INC.

EMPLOYEE QUESTIONNAIRE

Name of Employee: ______________________________

Date of Completion of Questionnaire: _______________

Employee agrees immediately to notify the CCO at Legalist, Inc. if any of the foregoing information becomes inaccurate in any respect while Employee is employed by Legalist, Inc. Italicized terms are defined at the end of this Questionnaire. One event may result in “yes” answers to more than one of the questions below.

				Yes	No
A.	(1)	Have you within the last 10 years:
		(a)	been convicted or found guilty of, or pled guilty or nolo contendere (“no contest”) to, in a domestic, foreign or military court, any felony?	[ ]	[ ]
		(b)	been charged with any felony?	[ ]	[ ]
		(c)	been convicted or found guilty of, or pled guilty or nolo contendere (“no contest”) to, in a domestic, foreign or military court, a misdemeanor involving: (i) the purchase or sale of securities, investments or an investment-related business or any fraud, (ii) any transaction in or advice concerning futures, options, leverage transactions or securities, (iii) any of the following sections of the Internal Revenue Code of 1986: Section 7203 (willful failure to file return, supply information or pay a tax); 7204 (fraudulent statements or failure to make a statement); 7205 (fraudulent withholding exemption certificate or failure to supply information); or 7207 (fraudulent returns, statements or other documents), (iv) any of the following sections of the United States Criminal Code: Section 152 (concealment of assets, false claims or bribery in connection with bankruptcy); 1341 (mail fraud); 1342 (mail fraud); 1343 (mail fraud); Chapter 25 (counterfeiting and forgery); Chapter 47 (fraud or false statements in a matter within the jurisdiction of a United States department or agency); or Chapter 95 or 96 (racketeering or racketeering influence), (v) false statements or omissions, wrongful taking of property, bribery, perjury, forgery, counterfeiting, extortion, theft, embezzlement, gambling, racketeering or a conspiracy to commit any of the foregoing offenses, or (vi) making any false filing with the SEC?	[ ]	[ ]
		(d)	been charged with a misdemeanor specified in A(1)(c)?	[ ]	[ ]
(e)

in a case brought by a domestic or foreign governmental body, been permanently or temporarily enjoined, or otherwise restrained, after a hearing or default or as the result of a settlement, consent decree, judgment, order or other arrangement, from engaging in or continuing any activity involving: (i) any transaction in or advice concerning futures, options, leverage transactions or securities; (ii) embezzlement, theft, extortion, fraud, fraudulent conversion, forgery, counterfeiting, false pretenses, bribery, gambling, racketeering or misappropriation of funds, securities or property; (iii) the making of any false filing with the SEC; (iv) the purchase or sale of securities; or (v) any investment related business?

				[ ]	[ ]
		(f)	in a case brought by a domestic or foreign governmental body, been found, after a hearing or default or as a result of a settlement, judgment, consent decree or other arrangement, to: (i) have violated any provision of any investment-related statute or regulation; or (ii) have violated any statute, rule, regulation or order which involves embezzlement, theft, extortion, fraud, fraudulent conversion, forgery, counterfeiting, false pretenses, bribery, gambling, racketeering or misappropriation of funds, securities or property; or (iii) have willfully aided, abetted, counseled, commanded, induced any other person to, or procured a violation by any other person of, any of the statutes, rules, regulations or orders listed in subpart (ii) of this question?	[ ]	[ ]
		(g)	been barred by any agency of the United States from contracting with the United States?	[ ]	[ ]
	(2)	Based upon activities that occurred while you exercised control over it, or while you were a principal at it, has an organization ever:
		(a)	been convicted or found guilty of, or pled guilty or nolo contendere (“no contest”) to, in a domestic, foreign or military court, any felony?	[ ]	[ ]
		(b)	been charged with any felony?	[ ]	[ ]
		(c)	been convicted or found guilty of, or pled guilty or nolo contendere (“no contest”) to, in a domestic, foreign or military court, any misdemeanor specified in A(1)(c)?	[ ]	[ ]

			Yes	No
		(d) been charged with any misdemeanor specified in A(1)(c)?	[ ]	[ ]
		(e) in a case brought by a domestic or foreign governmental body, been permanently or temporarily enjoined, after a hearing or default or as the result of a settlement, consent decree or other arrangement, from engaging in or continuing any activity specified in A(1)(e)?	[ ]	[ ]
		(f) in a case brought by a domestic or foreign governmental body, been found, after a hearing or default or as the result of a settlement, consent decree or other arrangement to have: (i) have violated any provision of any investment-related statute or regulation; or (ii) have violated any statute, rule, regulation or order which involves embezzlement, theft, extortion, fraud, fraudulent conversion, forgery, counterfeiting, false pretenses, bribery, gambling, racketeering or misappropriation of funds, securities or property; or (iii) have willfully aided, abetted, counseled, commanded, induced any other person to, or procured a violation by any other person of, any of the statutes, rules, regulations or orders listed in subpart (ii) of this question?	[ ]	[ ]
		(g) been barred by any agency of the United States from contracting with the United States?	[ ]	[ ]
B.	Has the U.S. Securities and Exchange Commission (SEC), the Commodity Futures Trading Commission (CFTC), any Federal regulatory agency, including the National Credit Union Administration and any other federal banking agency, any state regulatory agency (or an agency or officer of a state performing like functions), any foreign financial regulatory authority, or any other regulatory authority ever:
	(1)	found you to have made a false statement or omission?	[ ]	[ ]
	(2)	found you to have been involved in a violation of its regulations or statutes?	[ ]	[ ]
	(3)	found you to have been a cause of an investment-related business having its authorization to do business denied, suspended, revoked, or restricted?	[ ]	[ ]
	(4)	entered an order against you in connection with investment-related activity?	[ ]	[ ]
	(5)	imposed a civil money penalty on you, or ordered you to cease and desist from any activity?	[ ]	[ ]
	(6)	issued a final order that bars you from (i) association with an entity regulated by such commission, authority, agency, or officer, (ii) engaging in the business of securities, insurance or banking, or (iii) engaging in savings association or credit union activities?	[ ]	[ ]
	(7)	issued a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative, or deceptive conduct?	[ ]	[ ]
	(8)	denied, suspended, or revoked your registration or license or otherwise, by order or other agreement, prevented you, or any entity of which you were a principal (based on activities that occurred while you were a principal), from associating with an investment-related business or restricted your activities or ability to engage in any business in the financial services industry?	[ ]	[ ]
C.	If you answered “yes” to question in B(8), are any of the orders or agreements currently in effect against you?		[ ]	[ ]
D.	Has any self-regulatory organization or commodities exchange ever:
	(1)	found you to have made a false statement or omission?	[ ]	[ ]
	(2)	found you to have been involved in a violation of its rules (other than a violation designated as a “minor rule violation” under a plan approved by the U.S. Securities and Exchange Commission)?	[ ]	[ ]
	(3)	found you to have been the cause of an investment-related business having its authorization to do business denied, suspended, revoked or restricted?	[ ]	[ ]
	(4)	disciplined you by expelling or suspending you from membership, barring or suspending your association with its members, or restricting your activities?	[ ]	[ ]
E.	Are you subject to an order of the SEC that:
	(1)	(i) is entered pursuant to sections 15(b) or 15B(c) of the Securities Exchange Act of 1934, as amended (the “1934 Act”) or sections 203(e) or 203(f) of the Investment Advisers Act of 1940, as amended (the “Advisers Act”) and that (ii) places limitations on your activities, functions or operations, or (iii) bars you from being associated with any entity or from participating in the offering of any penny stock?	[ ]	[ ]
	(2)	was entered within the past 5 years and orders you to cease and desist from committing or causing a violation or future violation of (i) any scienter-based anti-fraud provision of the federal securities laws, including without limitation section 17(a)(1) of the Securities Act of 1933, as amended (the “1933 Act”), section 10(b) or section 15(c)(1) of the 1934 Act, rule 10b-5 under the 1934 Act, section 206(1) of the Advisers Act or any other rule or regulation thereunder, or (ii) Section 5 of the 1933 Act?	[ ]	[ ]

				Yes	No
F.	Have you been notified that you are now the subject of any:
	(1)	pending criminal proceeding that involves an investment-related business, fraud, false statements or omissions, wrongful taking of property, bribery, perjury, forgery, counterfeiting, extortion, or a conspiracy to commit any of these offenses?		[ ]	[ ]
	(2)	regulatory complaint or proceeding that could result in a “yes” answer to any part of B?		[ ]	[ ]
	(3)	investigation that could result in a “yes” answer to any part of A, B, or D?		[ ]	[ ]
G.	Are you suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?			[ ]	[ ]
H.	Have you filed (as a registrant or issuer), or were you an underwriter or named as an underwriter involved in, any registration statement or Regulation A offering statement filed with the SEC that, within the past five years, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or are you, as of the date hereof, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?			[ ]	[ ]
I.	Are you subject to a United States Postal Service false representation order entered within the past five years, or are you, as of the date hereof, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?			[ ]	[ ]
J.	Has your authorization to act as an attorney, accountant or federal contractor ever been revoked or suspended, or has any other professional attainment, designation or license that relates to you been revoked or suspended because of a violation of rules relating to professional conduct?			[ ]	[ ]
K.	(1)	Has any domestic, foreign or military court ever:
		(a)	enjoined you in connection with any investment-related activity?	[ ]	[ ]
		(b)	found that you were involved in a violation of any investment-related statute(s) or regulation(s)?	[ ]	[ ]
		(c)	dismissed, pursuant to a settlement agreement, an investment-related civil action brought against you by a state or foreign financial regulatory authority?	[ ]	[ ]
	(2)	Have you been notified that you are now the subject of any pending civil action or other civil proceeding that could result in a “yes” answer to any part of K(1)?		[ ]	[ ]
	(3)	Have you been notified that you are the subject of any order, judgment or decree permanently or temporarily enjoining, or otherwise limiting, you from engaging in any investment-related activity, or from violating any investment-related statute, rule or order?		[ ]	[ ]
L.	(1)	Have you ever been named as a respondent/defendant in an investment-related consumer-initiated arbitration or civil litigation which alleged that you were involved in one or more sales practice violations and which:
		(a)	is still pending, or;	[ ]	[ ]
		(b)	resulted in an arbitration award or civil judgment against you, regardless of amount, or;	[ ]	[ ]
		(c)	was settled for an amount of $10,000 or more?	[ ]	[ ]
	(2)	Have you ever been the subject of an investment-related, consumer-initiated complaint, not otherwise reported under question I(1) above, which alleged that you were involved in one or more sales practice violations, and which complaint was settled for an amount of $10,000 or more?		[ ]	[ ]
	(3)	Within the past twenty four (24) months, have you been the subject of an investment-related, consumer-initiated written complaint which:
		(a)	alleged that you were involved in one or more sales practice violations and contained a claim for compensatory damages of $5,000 or more (if no damage amount is alleged, the complaint must be reported unless the firm has made a good faith determination that the damages from the alleged conduct would be less than $5,000), or;	[ ]	[ ]
		(b)	alleged that you were involved in forgery, theft, misappropriation or conversion of funds or securities?	[ ]	[ ]
	(4)	Are you currently the subject of, or have you been the subject of, an arbitration claim alleging damages in excess of $2,500, involving any of the following:
		(a)	any investment or an investment-related business or activity?	[ ]	[ ]
		(b)	fraud, false statement, or omission?	[ ]	[ ]

				Yes	No
		(c)	theft, embezzlement or other wrongful taking of property?	[ ]	[ ]
		(d)	bribery, forgery, counterfeiting or extortion?	[ ]	[ ]
		(e)	dishonest, unfair or unethical practices?	[ ]	[ ]
	(5)	Are you currently subject to, or have you been found liable in, a civil, self-regulatory organization, or administrative proceeding involving any of the following?
		(a)	an investment or investment-related business or activity?	[ ]	[ ]
		(b)	fraud, false statement, or omission?	[ ]	[ ]
		(c)	theft, embezzlement or other wrongful taking of property?	[ ]	[ ]
		(d)	bribery, forgery, counterfeiting or extortion?	[ ]	[ ]
		(e)	dishonest, unfair or unethical practices?	[ ]	[ ]
M.	Have you ever voluntarily resigned, been discharged or permitted to resign after allegations were made that accused you of:
	(1)	violating investment-related statutes, regulations, rules or industry standards of conduct?		[ ]	[ ]
	(2)	fraud or the wrongful taking of property?		[ ]	[ ]
	(3)	failure to supervise in connection with investment-related statutes, regulations, rules or industry standards of conduct?		[ ]	[ ]
N.	Within the past 10 years:
	(1)	have you made a compromise with creditors, filed a bankruptcy petition or been the subject of an involuntary bankruptcy petition?		[ ]	[ ]
	(2)	based on events that occurred while you exercised control over it, has an organization made a compromise with creditors, filed a bankruptcy petition or been the subject of an involuntary bankruptcy petition?		[ ]	[ ]
	(3)	based on events that occurred while you exercised control over it, has a broker or dealer been the subject of an involuntary bankruptcy petition, or had a trustee appointed, or had a direct payment procedure initiated under the Securities Investor Protection Act?		[ ]	[ ]
O.	Has a bonding company ever denied, paid out on, or revoked a bond for you?			[ ]	[ ]
P.	Do you have any unsatisfied judgments or liens against you?			[ ]	[ ]

Signed:

DEFINITIONS

CHARGED means being accused of a crime in a formal complaint, information, or indictment (or equivalent formal charge).

CONTROL means the power to direct or cause the direction of the management or policies of a company, whether through ownership of securities, by contract, or otherwise. Any individual firm that is a director, partner or officer exercising executive responsibility (or having similar status or functions) or that directly or indirectly has the right to vote 25 percent or more of the voting securities or is entitled to 25 percent or more of the profits is presumed to control that company.

ENJOINED includes being subject to a mandatory injunction, prohibitory injunction, preliminary injunction or a temporary restraining order.

FELONY, for jurisdictions that do not differentiate between felony or misdemeanor, is an offense punishable by a sentence of at least one year imprisonment and/or a fine of at least $1,000. The term also includes a general court martial.

FINAL ORDER means a written directive or declaratory statement issued by a federal or state agency described in §230.506(d)(1)(iii) of Regulation D under applicable statutory authority that provides for notice and an opportunity for hearing, which constitutes a final disposition or action by that federal or state agency.

FINANCIAL SERVICES INDUSTRY means the commodities, securities, accounting, banking, finance, insurance, law or real estate industries.

FIRM means a broker-dealer, investment adviser or issuer, as appropriate.

FOREIGN FINANCIAL REGULATORY AUTHORITY includes a foreign securities authority; any other governmental body or foreign equivalent of a self-regulatory organization empowered by a foreign government to administer or enforce its laws relating to the regulation of investment-related activities; or a membership organization, a function of which is to regulate the participation of its members in investment-related activities listed above.

FOUND includes adverse final actions or determinations, including consent decrees in which the respondent has neither admitted nor denied the findings or settlement or record purposes only, but does not include agreements, deficiency letters, examination reports, memoranda of understanding, letters of caution, admonishments and similar informal resolutions of matters.

INVESTIGATION includes: (a) grand jury investigations; (b) U.S. Securities and Exchange Commission investigation after the “Wells” notice has been given; (c) FINRA investigations after the “Wells” notice has been given or after a person associated with a member, as defined in FINRA Bylaws, has been advised by the staff that it intends to recommend formal disciplinary action; (d) formal investigations by other SROs; or (e) actions or procedures designated as investigations by jurisdictions. The term investigation does not include subpoenas, preliminary or routine regulatory inquiries or requests for information, deficiency letters, “blue sheet” requests or other trading questionnaires or examinations.

INVESTMENT-RELATED pertains to securities, commodities, banking, insurance or real estate (including, but not limited to, acting as or being associated with a broker, dealer, issuer, investment company, investment adviser, municipal securities dealer, government securities broker or dealer, futures sponsor, bank, underwriter, paid solicitor or savings association).

INVESTMENT-RELATED STATUTE means the Commodity Exchange Act, the Securities Act of 1933, the Securities Exchange Act of 1934, the Public Utility Holding Company Act of 1935, the Trust Indenture Act of 1939, the Investment Advisers Act of 1940, the Investment Company Act of 1940, the Securities Investors Protection Act of 1970, the Foreign Corrupt Practices Act of 1977, Chapter 96 of Title 18 of the United States Code, any similar statute of any state or foreign jurisdiction.

INVOLVED means engaging in an act or omission or aiding, abetting, counseling, commanding, inducing, conspiring with or failing reasonably to supervise another in doing an act or omission.

JURISDICTION means a state, the District of Columbia, the Commonwealth of Puerto Rico, or any subdivision or regulatory body thereof.

MINOR RULE VIOLATION is a violation of a self-regulatory organization rule that has been designated as “minor” pursuant to a plan approved by the U.S. Securities and Exchange Commission. A rule violation may be designated as “minor” under a plan if the sanction imposed consists of a fine of $2,500 or less, and if the sanctioned person does not contest the fine. Check with the appropriate self-regulatory organization to determine if a particular rule violation has been designated “minor” for these purposes.

ORDER means a written directive issued pursuant to statutory authority and procedures, including an order of denial, exemption, suspension or revocation but does not include special stipulations, undertakings or agreements relating to payments, limitations on activity or other restrictions unless they are included in an order.

PRINCIPAL means: (A) an individual who is: (i) a sole proprietor of a sole proprietorship; (ii) a general partner of a partnership; (iii) a director, president, chief executive officer, chief operating officer or chief financial officer of a corporation, limited liability company or limited partnership; (iv) in charge of a business unit, division or function of a corporation, limited liability company or limited partnership if the unit, division or function is subject to regulation by the CFTC; (v) a manager, managing member or a member vested with the management authority for a limited liability company or limited partnership; (vi) a chief compliance officer; (vii) an individual who directly or indirectly, through agreement, holding companies, nominees, trusts or otherwise: (1) is the owner of 10% or more of the outstanding shares of any class of such entity’s stock; (2) is entitled to vote 10% or more of any class of such entity’s voting securities; (3) has the power to sell or direct the sale of 10% or more of any class of such entity’s voting securities; (4) has contributed 10% or more of such entity’s capital; (5) is entitled to receive 10% or more of such entity’s net profits; or (6) has the power to exercise a controlling influence over a registrant’s activities that are subject to regulation by the CFTC; or (B) an entity that: (i) is a general partner of a registrant; (ii) is the direct owner of 10% or more of any class of a registrant’s securities; or (iii) has directly contributed 10% or more of a registrant’s capital unless such capital contribution consists of subordinated debt contributed by: (1) an unaffiliated bank insured by the Federal Deposit Insurance Corporation; (2) a United States branch or agency of an unaffiliated foreign bank that is licensed under the laws of the United States and regulated, supervised and examined by United States government authorities having regulatory responsibility for such financial institutions; or (3) an insurance company subject to regulation by any State.

PROCEEDING includes a formal administrative or civil action initiated by a governmental agency, self-regulatory organization or foreign financial regulatory authority, a felony criminal indictment or information (or equivalent formal charge) or a misdemeanor criminal information (or equivalent formal charge), but does not include an arrest or similar charge effected in the absence of a formal criminal indictment or information (or equivalent formal charge).

DEFINITIONS

RESIGN or RESIGNED relates to separation from employment with any employer, is not restricted to investment-related employment, and includes any termination in which the allegations are a proximate cause of the separation, even if you initiated the separation.

SALES PRACTICE VIOLATIONS shall include any conduct directed at or involving a customer which would constitute a violation of: any rules for which a person could be disciplined by any self-regulatory organization; any provision of the Securities Exchange Act of 1934; or any state statute prohibiting fraudulent conduct in connection with the offer, sale or purchase of a security or in connection with the rendering of investment advice.

SELF-REGULATORY ORGANIZATION (“SRO”) means any national securities or commodities exchange, any national securities association (e.g., FINRA), any registered clearing agency, or any other private, non-governmental organization authorized to set and enforce standards of conduct for any industry.

EXHIBIT C

(Initial Holdings Certification)

As of ____________

I certify that the attachments to this form (if any) fully disclose all holdings of Reportable Securities, Litigation Interests, DIP Claims, and Government Receivable Loans required to be disclosed under Legalist, Inc.’s Statement of Policies, Procedures, and Code of Ethics, as of the above-referenced date.

Signature:

Print Name:

Date:

Attachments

1.

2.

3.

4.

5.

EXHIBIT D

PERSONAL TRADING REQUEST

Name:

Details of Proposed Transaction:

___	Circle Purchase or Sale	Purchase/Sale

___	Date of Transaction

___	Indicate Name of Issuer and Symbol, or describe the Litigation Interest, DIP Claim, and/or Government Receivable Loan and terms of the investment

___	Type of Security (e.g., Note, Common Stock, Preferred Stock), if applicable

___	Quantity of Shares or Units, if applicable

___	Price per Share/Unit, if applicable

___	Approximate Dollar Amount Involved

___	Account for which Transaction Will Be Made

___	Name of Broker, if any

Date of Request:

You may/may not [circle one] execute the proposed transaction described above.

Reason for Decision [necessary for decision on requests regarding IPOs/restricted securities or transactions in Litigation Interests, DIP Claims, or Government Receivable Loans or securities on Do Not Trade List]

Authorized Signature

Date of Response:

EXHIBIT E-1

(Quarterly Transactions Certification)

Quarter Ending ____________

I certify that the attachments to this form (if any) fully disclose all transactions of Reportable Securities, Litigation Interests, DIP Claims, and/or Government Receivable Loans required to be disclosed under Legalist, Inc.’s Statement of Policies, Procedures, and Code of Ethics for the above-referenced quarter.

Signature:

Print Name:

Date:

Attachments

1.

2.

3.

4.

5.

EXHIBIT E-2

(Annual Holdings Certification)

Year Ending ____________

I certify that the attachments to this form (if any) fully disclose all holdings of Reportable Securities, Litigation Interests, DIP Claims, and Government Receivable Loans required to be disclosed under Legalist, Inc.’s Statement of Policies, Procedures, and Code of Ethics for the above-referenced year.

Signature:

Print Name:

Date:

Attachments

1.

2.

3.

4.

5.

SS&C ALPS Closed-End Interval Platform

Fund Code of Ethics

This Code of Ethics (the "Code") has been adopted by the SS&C ALPS Closed -End Interval Platform (the "Fund"), in compliance with Rule 17j- l (the "Rule") under the Investment Company Act of 1940, as amended (the "1940 Act"), to establish standards and procedures for the detection and prevention of activities by which persons having knowledge of recommended investments and investment intentions of the Fund, may abuse their fiduciary duties and otherwise to deal with the type of conflict of interest situations to which the Rule is addressed.

In general, the fiduciary principles that govern personal investment activities reflect, at a minimum, the following: (1) the duty at all times to place the interests of the Fund first; (2) the requirement that all personal securities transactions be conducted consistent with this Code and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility; and (3) the fundamental standard that personnel providing services to the Fund should not take inappropriate advantage of their positions.

The provisions of the Code are applicable to the Fund and to persons who are "Covered Persons," as defined below. The scope of the Code and its operation reflect the fact that a separate code of ethics has been adopted by the Adviser (the "Adviser Code"). All personnel of the Adviser who are "access persons" of the Fund, as such term is defined by the Rule, are not Covered Persons hereunder and are subject to the provisions of the Adviser Code, which has been approved by the Board of Trustees of the Fund in accordance with the requirements of the Rule, and such persons shall not be subject to the terms of this Code. Any Fund access persons that are employees of the Fund’s Administrator are not Covered Persons hereunder and thus are not subject to this Code, but are subject to the Administrator’s Code. Any material violations by such access persons are reported to the Fund’s Board of Trustees by the Administrator. (The Administrator has represented that its Code of Ethics complies with all aspects of the Rule.)

1.	Important General Prohibitions

The specific provisions and reporting requirements of this Code are concerned primarily with those investment activities of a Covered Person, as defined below, who may benefit from or interfere with the purchase or sale of portfolio securities of the Fund. However, both the Rule and this Code prohibit any officer or director of the fund, as well as any Affiliate, as defined below, from using information concerning the investment intentions of Advisory Clients, or their ability to influence such investment intentions, for personal gain or in a manner detrimental to the interests of the fund. Specifically, the Rule makes it unlawful for any such person, directly or indirectly in connection with the purchase or sale of a "security held or to be acquired" by the fund to:

(i)	employ any device, scheme or artifice to defraud the fund;

(ii)	make to the fund any untrue statement of a material fact or omit to state to the Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

(iii)	engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the fund; or

(iv)	engage in any manipulative practice with respect to the fund.

2.	Definitions – As used herein:

"Affiliate" includes but is not limited to "Covered Persons," other than Independent Trustees.

"Beneficial Interest" means any interest by which an Affiliate or Covered Person, or any member of his or her immediate family (relative by blood or marriage) living in the same household, can directly or indirectly derive a monetary benefit from the purchase, sale or ownership of a security except such interests as a majority of the Independent Trustees of the Fund shall determine to be too remote for the purpose of this Code.

"Covered Persons" means: (1) the trustees and the officers of the Fund; (2) any person who, in connection with his regular functions or duties, participates in the selection of, or regularly obtains information regarding, the Securities currently being purchased, sold or considered for purchase or sale by the Fund; and (3) any natural person in a control relationship to the Fund or its investment adviser who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of Securities by the Fund; provided, however, the term "Covered Persons" does not include persons who are subject to the Adviser Code.

"Independent Trustee" means any trustee of the Fund who is not an "interested person," as defined by Section 2(a)(19) of the 1940 Act and the rules thereunder, of the Fund.

"Initial Public Offering" means an offering of securities registered under the Securities Act of 1933, the issuer of which immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934.

"Investment Person" means: (1) a Portfolio Manager; (2) a securities analyst or trader who provides information and advice to Portfolio Managers or who helps execute a Portfolio Manager's decisions; (3) any other person who, in connection with his or her duties, makes or participates in making recommendations regarding the Fund's purchase or sale of securities; and (4) any natural person in a control relationship to the Fund or its investment adviser who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of Securities by the Fund; provided however, the term "Investment Person" does not include persons who are subject to the Adviser Code.

"Portfolio Manager" means an individual entrusted with the direct responsibility and authority to make investment decisions affecting the Fund.

"Security" includes any stock, note, bond, debenture, or any other instrument constituting a security as defined by Section 2(a)(36) of the 1940 Act, including any warrant or option to acquire or sell a security and financial futures contracts, and limited partnership interests, but excludes securities issued by the U.S. government or its agencies, bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments including repurchase agreements and shares of open-end investment companies (other than exchange traded funds) unaffiliated with the Adviser or any affiliate of the Adviser. "High quality short-term debt instrument" shall mean an instrument that has a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a Nationally Recognized Statistical Rating Organization (NRSRO).

References to a "Security" in this Code shall include any warrant for, option in, or security or other instrument immediately convertible into or whose value is derived from that "Security" and any instrument or right which is equivalent to that "Security."

"Security Held or to be Acquired" by the Fund means any Security which, within the most recent 15 days (1) is or has been held by the Fund or (2) is being considered by the Fund or its investment adviser, for purchase by the Fund.

A security is "being considered for purchase or sale" from the time a decision to purchase or sell a Security is made by a Portfolio Manager or by one or more Investment Persons having authority to make such a decision on behalf of the Fund until all orders to purchase or sell that Security for the Fund are completed or withdrawn.

3.	Prohibited Transactions

(a)	No Affiliate or Independent Trustee may purchase or sell any Security in which he or she has or thereby acquires a Beneficial Interest with actual knowledge that a decision to place an order for the purchase or sale of the same Security by the Fund had been made or proposed.

(b)	No Covered Person may purchase or sell any Security in which he or she has or thereby acquires a Beneficial Interest with actual knowledge that, at the same time, such Security is "being considered for purchase or sale" by the Fund or that such Security is the subject of an outstanding purchase or sale order by the Fund.

(c)	No Investment Person may purchase any Security in an Initial Public Offering without the express written approval of the Administrator of this Code.

(d)	No Investment Person may, without the express prior written approval of the Administrator (defined below) of this Code which shall set forth the rationale supporting such pre-approval, acquire any Security in a Private Placement, and if a Private Placement security is acquired, such Investment Person must disclose that investment when he or she plays a part in the Fund's subsequent consideration of any investment in that issuer, and in such circumstances, an independent review shall be conducted by Investment Persons who do not have an interest in the issuer and by the Administrator.

(e)	No Covered Person may purchase or sell any Security in which he or she has or thereby acquires a Beneficial Interest with actual knowledge that, within the most recent 15 days, the Security has been purchased or sold or is being considered for purchase or sale by the Fund or the Adviser (a “Prohibited Matching Portfolio Transaction”).

(f)	An Investment Person may not accept any gifts or anything else of more than a de-minimis value from any person or entity that does business with or on behalf of the Fund or the Adviser.

(g)	No Investment Person may serve on the board of directors or trustees of a publicly-traded corporation or other business entity without the prior written approval of the Administrator.

4.	Exempt Transactions

Neither the prohibitions nor the reporting requirements of this Code apply to:

(a)	purchases or sales of Securities for an account over which a Covered Person has no direct control and does not exercise indirect control;

(b)	involuntary purchases or sales made by the Covered Person or any Fund;

(c)	purchases which are part of an automatic dividend reinvestment plan;

(d)	purchases resulting from the exercise of rights acquired from an issuer as part of a pro rata distribution to all holders of a class of securities of such issuer and the sale of such rights; or

(e)	purchases or sales which receive the express written approval and pre-clearance of the Administrator of this Code because the purchase or sale will not occasion the improper use of the Fund's proprietary information or an abuse of the individual's position of trust and responsibility to the Fund and because:

(i)	their potential harm to an Advisory Client is remote;

(ii)	they would be unlikely to affect a highly institutional market; or

(iii)	they are clearly not related economically to securities being considered for purchase or sale by the Fund.

5.	Reporting Requirements

(a)	Within thirty (30) days after the end of each calendar quarter, all Covered Persons (subject to the limitation for Independent Trustees in sub-paragraph (b) below) shall make a written report to the Administrator of this Code. This quarterly report shall set forth specified information regarding all non-exempt securities transactions occurring in the quarter by which they acquired or disposed of a Beneficial Interest in any Security and if no non-exempt transaction in a Security occurred during the quarter, the written report shall so state.

A Covered Person is not required to include in a quarterly report information regarding one or more non-exempt transactions if all information required by the report with respect to such transactions is contained in trade confirmations and account statements previously provided to the Administrator of this Code for the time period covered by that quarterly report. Each quarterly report shall include a certification by the Covered Person that such person has not acquired or disposed of a Beneficial Interest in any Security in a Prohibited Matching Portfolio Transaction.

(b)	An Independent Trustee need only report non-exempt transactions (in which he or she has had a Beneficial Interest) in a Security (excluding, for purposes of this subparagraph (b), open-end investment companies affiliated with the Adviser or any affiliate of the Adviser) which, at the time, such trustee knew, or in the ordinary course of fulfilling his or her duties, should have known was purchased or sold or was being or had been considered for purchase or sale by the Fund during the fifteen (15) day period immediately preceding or after the date of the Independent Trustee's transaction and if no non-exempt transaction in a security occurred during the quarter, the written report, if any, shall so state.

(c)	Transactions in an account identified to the Administrator of this Code need not be otherwise reported if the Covered Person shall have authorized disclosure of all securities transactions in the account to the Administrator and furnished the Administrator copies of all confirmations and monthly statements pertaining to such account.

(d)	The quarterly report must contain the following information with respect to each reportable transaction:

(i)	name(s) in which the account is registered and the date the account was established;
(ii)	date and nature of the transaction (purchase, sale or any other type of acquisition or disposition);
(iii)	title, number of shares, principal amount, interest rate and maturity (as applicable) of each security and the price at which the transaction was effected;

(iv)	name of the broker, dealer or bank with or through whom the transaction was effected; and

(v)	the date the report is submitted.

(e)	Any such report may contain a statement that it is not to be construed as an admission that the person making it has or had any direct or indirect Beneficial Interest in any security to which the report relates.

(f)	All Covered Persons other than Independent Trustees shall arrange for copies of confirmations of all personal securities transactions and periodic statements of securities accounts to be sent directly to the Administrator.

(g)	All Covered Persons other than Independent Trustees shall initially, within ten (10) days of becoming a Covered Person, and at least annually thereafter make a written holdings report to the Administrator of the Code of Ethics with the following information (such information, as to the initial report, must be current as of a date no more than 45 days prior to the date that the person becomes a Covered Person, and as to the annual report, must be current as of a date no more than 45 days before the report is submitted):

(i)	name(s) in which the account is registered and the date the account was established;

(ii)	title, number of shares, principal amount, interest rate and maturity (as applicable) of each

(iii)	Security;

(iv)	name of the broker, dealer or bank with whom the account is maintained; and

(v)	the date the report is submitted.

(h)	All Covered Persons shall certify that they have read and understand this Code and recognize that they are subject thereto.

(i)	All Covered Persons other than Independent Trustees shall certify annually, that they have complied with the requirements of this Code and that they have disclosed or reported all personal securities transactions and holdings required to be disclosed or reported pursuant thereto.

6.	Confidentiality of Fund Transactions

Until disclosed in a public report to shareholders or to the SEC in the normal course, all information concerning the securities "being considered for purchase or sale" by the Fund shall be kept confidential by all Covered Persons and disclosed by them only on a need to know basis in accordance with practices and policies developed and periodically reviewed for their continuing appropriateness by the Chief Compliance Officer. Any questions regarding confidentiality are to be directed to the Chief Compliance Officer. It shall be the responsibility of the Chief Compliance Officer to be familiar with such practices and policies and to report any inadequacy found by him to the trustees of the Fund or any committee appointed by them to deal with such information.

7.	Sanctions

Any violation of this Code of Ethics shall be subject to the imposition of such sanctions by the Fund as may be deemed appropriate under the circumstances to achieve the purposes of the Rule and this Code and may include suspension or termination of employment, a letter of censure and/or restitution of an amount equal to the difference between the price paid or received by the affected Fund(s) and the more advantageous price paid or received by the offending person except that sanctions for violation of this Code by an Independent Trustee of the Fund will be determined by a majority vote of its other Independent Trustees.

8.	Administration and Construction

(a)	The administration of this Code of Ethics shall be the responsibility of the Chief Compliance Officer of the Fund, as the Administrator of the Code.

(b)	The duties of the Chief Compliance Officer include:

(i)	continuous maintenance of a current list of the names of all Covered Persons with an appropriate description of their title or employment;

(ii)	furnishing all Covered Persons a copy of this Code and initially and periodically informing them of their duties and obligations thereunder;

(iii)	designating, as desired, appropriate personnel to review transaction and holdings reports submitted by Covered Persons;

(iv)	maintaining or supervising the maintenance of all records required by the Code;

(v)	preparing listings of all transactions effected by any Covered Person within fifteen (15) days of the date on which the same security was held, purchased or sold by the Fund;

(vi)	determining whether any particular securities transaction should be exempted pursuant to the provisions of Paragraph 4(e) of this Code;

(vii)	issuing either personally or with the assistance of counsel as may be appropriate, any interpretation of this Code which may appear consistent with the objectives of the Rule and this Code;

(viii)	conducting such inspections or investigations, including scrutiny of the listings referred to in subparagraph (v) above, as shall reasonably be required to detect and report, with his or her recommendations, any apparent violations of this Code to the trustees of the affected Funds or any committee appointed by them to deal with such information;

(ix)	submitting a quarterly report to the Board of Trustees of the Fund potentially affected, containing a description of any violation and the sanction imposed; transactions which suggest the possibility of a violation; interpretations issued by and any exemptions or waivers found appropriate by the Chief Compliance Officer; and any other significant information concerning the appropriateness of this Code;

(x)	submitting a written report at least annually to the Board of Trustees of the Fund which:

(a)	summarizes existing procedures concerning personal investing and any changes in the procedures made during the past year;

(b)	identifies any violations requiring significant remedial action during the past year and describes the remedial action taken;

(c)	identifies any recommended changes in existing restrictions or procedures based upon experience under the Code, evolving industry practices or developments in applicable laws or regulations;

(d)	reports with respect to the implementation of this Code through orientation and training programs and on-going reminders;

(e)	certifies that the procedures set forth in this Code are reasonably necessary to prevent Covered Persons from violating the Code; and

(xi)	maintaining periodic educational conferences to explain and reinforce the terms of this Code.

9.	Required Records

The Chief Compliance Officer shall maintain and cause to be maintained in an easily accessible place, the following records:

(a)	a copy of any code of ethics adopted pursuant to the Rule which has been in effect during the most recent five (5) year period;

(b)	a record of any violation of any such code of ethics, and of any action taken as a result of such violation, within five (5) years from the end of the fiscal year of the Fund in which such violation occurred;

(c)	a copy of each report made by a Covered Person, as well as trade confirmations and account statements that contain information not duplicated in such reports, within five (5) years from the end of the fiscal year of the Fund in which such report is made or information is provided, the first two (2) years in an easily accessible place;

(d)	a copy of each report made by the Chief Compliance Officer within five (5) years from the end of the fiscal year of the Fund in which such report is made or issued, the first two (2) years in an easily accessible place;

(e)	a list, in an easily accessible place, of all persons who are, or within the most recent five (5) year period have been, required to make reports pursuant to the Rule and this Code or who are or were responsible for reviewing these reports; and

(f)	a record of any decision, and the reasons supporting the decision, to permit an Investment Person to acquire a Private Placement security, for at least five (5) years after the end of the fiscal year in which permission was granted.

10.	Amendments and Modifications

This Code of Ethics may not be amended or modified except in a written form which is specifically approved by majority vote of the Independent Trustees of the Fund.

Adopted: May 24, 2023

APPENDICES - FORMS

The following forms are to be used for reporting purposes under this Code of Ethics. They are subject to change from time to time by the Administrator of this Code of Ethics or his or her designee, and are neither incorporated into nor are part of the Code of Ethics.

I.	Acknowledgement of Receipt of Code of Ethics

II.	Initial Report and Annual Report of Personal Securities Holdings
III.	Pre-Clearance of Personal Securities Trades

IV.	Initial Public Offering Approval Request Form

V.	Private Placement Approval Request Form

VI.	Quarterly Report under the Code of Ethics

VII.	Annual Certification of Compliance with Code of Ethics

VIII.	List of Covered Persons

CODE OF ETHICS ACKNOWLEDGEMENT

To:	Chief Compliance Officer of the SS&C ALPS Closed-End Interval Platform (the "Fund")

I hereby certify to the Fund that I have read and understand the Code of Ethics of the Fund, I recognize that I am subject to the Code of Ethics, and I will act in accordance with the policies and procedures expressed in the Code of Ethics.

Date:

Signature

Print Name

INITIAL PERSONAL SECURITIES ACCOUNT AND HOLDINGS NOTIFICATION FORM

(ATTACH COPIES OF STATEMENTS FOR ACCOUNTS LISTED BELOW)

EMPLOYEE NAME/EXT.	DEPARTMENT/TITLE	DIRECT SUPERVISOR

NAME IN WHICH PERSONAL SECURITIES ACCOUNT IS HELD (1)	BROKER/INSTITUTION'S NAME AND MAILING ADDRESS	ACCOUNT NUMBER

OTHER PERSONAL HOLDINGS (2) (NOT INCLUDED IN STATEMENTS FOR ACCOUNTS LISTED ABOVE)

TRADE DATE	DESCRIPTION OF SECURITY	TYPE OF TRANSACTION	NUMBER OF SHARES, OR PRINCIPAL AMOUNT, INTEREST RATE & MATURITY	UNIT PRICE	TOTAL COST OR PROCEEDS	NAME OF BROKER, DEALER OR BANK

I CERTIFY THAT THE INFORMATION CONTAINED IN THIS STATEMENT IS ACCURATE AND THAT LISTED ABOVE ARE ALL PERSONAL SECURITIES ACCOUNTS AND PERSONAL HOLDINGS IN WHICH I HAVE BENEFICIAL INTEREST OR OVER WHICH I EXERCISE INVESTMENT CONTROL.

EMPLOYEE SIGNATURE	DATE OF HIRE

(l)	List your own securities account as well as those accounts in which you have a financial interest or over which you exercise investment control.

(2)	List your personal holdings not reflected in the attached account statements.

PERSONAL SECURITIES TRADING AUTHORIZATION

PRE-CLEARANCE FORM

Name of Security	Security Identifier (CUSIP or ticker symbol)	Buy Or Sell	Name of Broker	Brokerage Account #	Estimated Date/Time Of Trade*

*	Pre-clearance is effective for current business day and next business day only.

Pre-clearance:                Granted                         Denied

Existing Trade on the trading desk?                      Yes                        No

If pre-clearance is requested by a Portfolio Manager:

If pre-clearance is requested by a Portfolio Manager and is granted, such manager hereby acknowledges, by his or her signature below, that neither he or she nor any co-portfolio manager will, within the next seven days, trade this security in any fund or other advised account which he/she/they manage(s).

If pre-clearance, was this security traded by the fund or other advised account managed by this Portfolio Manager within the prior seven days?          Yes         No

If the answer to either is yes, pre-clearance is denied.

Requested by:
	(Signature)	(Date)

(Print Name)

INITIAL PUBLIC OFFERING APPROVAL REQUEST

Name (Please Print)	Department

1.	Name of issuer:

2.	Type of	Equity	Fixed Income
security:

3.	Planned date of
transaction:

4.	Size of
offering:

5.	Number of shares to be
purchased:

6.	What firm is making this IPO available
to you?

7.	Do you do business with this firm in connection
with your job duties?

8.	Do you believe this IPO is being made available to you in order to influence an investment decision or brokerage order flow for fund or
client accounts?

9.	Have you in the past received IPO allocations	Yes	No
from this firm?

If "yes", please provide a list of all previously purchased IPOs

10.	To your knowledge, are other Adviser personnel or clients involved?

Yes	No

If "yes", please describe

11.	Describe how you became aware of this investment opportunity:

I understand that approval, if granted, is based upon the information provided herein and I agree to observe any conditions imposed upon such approval.

I represent (i) that I have read and understand the Code of Ethics of SS&C ALPS Closed-End Interval Platform with respect to personal trading and recognize that I am subject thereto; (ii) that the above trade is in compliance with the Code of Ethics; (iii) that to the best of my knowledge the above trade does not represent a conflict of interest, or an appearance of a conflict of interest, with any client or fund; and (iv) that I have no knowledge of any pending client orders in this security. Furthermore, I acknowledge that no action should be taken by me to effect the trade(s) listed above until I have received formal approval.

Signature

Date

Date Received by Legal Department:

Approved:	Disapproved:

Date:

Name:	Name:
Title:	Title:

PRIVATE PLACEMENT APPROVAL REQUEST

(Attach a copy of the Private Placement Memorandum, Offering Memorandum or any other relevant documents)

Name and Title (Please Print)	Department

1.	Name of corporation, partnership or other entity (the "Organization")

2.	Is the Organization:	Public	Private

3.	Type of security or fund:

4.	Nature of participation (e.g., Stockholder, General Partner, Limited Partner).
Indicate all applicable:

5.	Planned date of transaction:

6.	Size of offering (if a fund, size of fund)

7.	Size of your participation:

8	Would the investment carry unlimited liability?	Yes	No

9.	To your knowledge, are other Adviser personnel or clients involved?

Yes	No

If "yes", please describe

10. Describe the business to be conducted by the Organization:

11.	If Organization is a fund:

Describe investment objectives of the fund (e.g., value, growth, core or specialty)

12.	For Portfolio Managers:

Does a fund that you manage have an investment objective that would make this Private Placement an opportunity that should first be made available to a fund or client you manage money for?

           Yes           No

If "yes", please describe which client or fund:

13.	Will you participate in any investment
	decisions?	Yes	No

If "yes", please describe:

14	Describe how you become aware of this investment opportunity:

I understand that approval, if granted, is based upon the information provided herein and I agree to observe any conditions imposed upon such approval. I will notify the Legal Department in writing if any aspect of the investment is proposed to be changed (e.g., investment focus, compensation, involvement in organization's management) and I hereby acknowledge that such changes may require further approvals, or divestiture of the investment by me.

I represent (i) that I have read and understand the Code of Ethics of SS&C ALPS Closed-End Interval Platform with respect to personal trading and recognize that I am subject thereto; (ii) that the above trade is in compliance with the Code of Ethics; (iii) that to the best of my knowledge the above trade does not represent a conflict of interest, or an appearance of a conflict of interest, with any client or fund; and (iv) that I have no knowledge of any pending client orders in this security. Furthermore, I acknowledge that no action should be taken by me to effect the trade(s) listed above until I have received formal approval.

Signature

Date

Date Received by Legal Department:

Approved:	Disapproved:

Date:

Name:	Name:
Title:	Title:

QUARTERLY REPORT

TO:	Administrator of the Code of Ethics	DATE:

FROM:	(Print Name)

RE:	Quarterly Report

As a Covered Person under the Code of Ethics of SS&C ALPS Closed-End Interval Platform, I hereby confirm that, other than accounts and the transactions listed below, I have no other securities accounts and have not made any purchases or sales of securities covered by the Code of Ethics during the quarter ended               except (i) transactions through a brokerage account listed below for which copies of all confirmations and statements have been furnished to you, or (ii) transactions in shares of SS&C ALPS Closed-End Interval Platform in an account identified as an Adviser Employees Account in the Dealer section of the Account Statement.

I also certify that I have not acquired or disposed of a Beneficial Interest in any Security in a Prohibited Matching Portfolio Transaction during the quarter for which this report is being submitted. I understand that the Code of Ethics covers all securities transactions for (i) my personal account; (ii) any account in which I have a beneficial interest; (iii) any account maintained by a relative residing with me; and (iv) any account over which I have any discretionary powers of investment. All securities are covered except U.S. Treasury securities, money market instruments and open-end investment companies. All open-end investment companies traded on an exchange are covered securities. I also understand inaccurate completion of this form may result in disciplinary sanctions. All brokerage accounts subject to the Code of Ethics are described below. If there are no brokerage accounts subject to the Code of Ethics, write "none" below.

NOTE:                             YOU MUST COMPLETE ALL BROKERAGE ACCOUNT INFORMATION EVEN IF YOU HAVE PREVIOUSLY SUBMITTED THIS INFORMATION. AN INCOMPLETE REPORT WILL BE RETURNED TO YOU FOR PROPER COMPLETION.

Firm Name / Address	Account Number	Name(s) In Which Account Is Registered

Transactions: List only if done through a broker who has NOT forwarded copies of your account statements to the Code Administrator. If there are no transactions to report, write "none" below.

TRADE DATE	DESCRIPTION OF SECURITY	TYPE OF TRANSACTION	NUMBER OF SHARES, OR PRINCIPAL AMOUNT, INTEREST RATE & MATURITY	UNIT PRICE	TOTAL COST OR PROCEEDS	NAME OF BROKER, DEALER OR BANK

THIS REPORT IS TO BE COMPLETED, DATED, SIGNED AND RETURNED TO THE ADMINISTRATOR OR THE ADMINISTRATOR'S DESIGNEE ON OR BEFORE THE 10TH CALENDAR DAY AFTER QUARTER-END.

Signature

ANNUAL CERTIFICATION

TO: Administrator of the Code of Ethics

RE: Annual Certification of Compliance - Sections 5(h) and 5(i):

In accordance with the requirements of Sections 5(h) and 5(i) of the SS&C ALPS Closed-End Interval Platform Code of Ethics, I hereby certify that:

(1)	I have read and understand the Code of Ethics and I recognize that I am subject to it;

(2)	I have complied with the requirements of the Code of Ethics; and

(3)	I have disclosed or reported all personal securities transactions and holdings as required under the Code of Ethics.

By:
Signature

Print Name:

Date:

LIST OF COVERED PERSONS

Chris Shaw - President

Nicholas Adams – Secretary

Michelle Stallworth – Assistant Secretary

Ted Uhl – Chief Compliance Officer

Kate Davis – Trustee

Felix Rivera – Trustee

Patrick Seese - Trustee